Exhibit 10.32

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the SEC.

DATED 31 March 2010

LEASE

relating to premises on

Level 5

Ropemaker Place, 25 Ropemaker Street

London EC2Y 9AR

DOMINION CORPORATE TRUSTEES LIMITED and DOMINION TRUST LIMITED	(1)

MARKIT GROUP HOLDINGS LIMITED	(2)

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

TABLE OF CONTENTS

1.	INTERPRETATION	3
2.	DEMISE HABENDUM AND REDDENDUM	9
3.	TENANT’S COVENANTS	10
	Rent	10
	Outgoings	10
	Water gas and electricity charges and equipment	11
	Repair	11
	Decoration and maintenance	11
	Yield up	11
	Landlord’s rights of entry	12
	Compliance with notices to remedy	12
	Improvements and alterations	12
	Notices of a competent authority	14
	To comply with enactments	14
	To comply with town planning legislation etc	14
	User permitted	15
	User prohibited	15
	Alienation absolutely prohibited	16
	Underletting permitted	17
	Charging permitted	19
	Registration	19
	Not to display advertisements	19
	Insurance	19
	Notice of damage	19
	Indemnity	20
	Landlord’s costs	20
	VAT	20
	Regulations affecting the Premises	21
	Obstructions and encroachments	21
	Covenants and provisions affecting the Landlord’s title	21
	Operation of plant and equipment	21
	Obligations relating to entry and services	22
	Surety	22
	Registration	22
	Section 106 Agreement	22
	Tenant’s obligation to reinstate	22
	Energy performance certificates	23
	Car parking and storage areas	23
	Tenant obligations	24
4.	LANDLORD’S COVENANTS	24
	Quiet enjoyment	24
	Insurance	24
	Landlord’s obligations in relation to insurance	25
	Reinstatement	25
	Obligations relating to Services for the Tenant	26
5.	PROVISOS	27
	Re-entry	28
	Payment of rent not waiver	29
	Suspension of rent	29
	Determination if damage or destruction	30
	Warranty as to use	32
	Service of notices	32
	Disputes between tenants/occupiers	32
	Modification of compensation	32
	Apportionment	32
	Exclusions of Landlord’s liability	32
	Development of adjoining property	33
	Removal of property	33
	VAT	33
	Exclusion of easements	34

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

	Sharing of information	34
	Conversion Payment	34
6.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	34
7.	GOVERNING LAW AND JURISDICTION	35
8.	TRUSTEES CAPACITY	35
SECOND SCHEDULE
Part I – Rights granted
Part II – Rights excepted and reserved
THIRD SCHEDULE – Review of Principal Rent

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

LR1.	Date of Lease	31 March 2010

LR2.	Title number(s):

LR2.1	Landlord’s title number(s)	NGL163114.

LR2.2	Other title numbers

LR3.	Parties to this Lease	Landlord

DOMINION CORPORATE TRUSTEES LIMITED and DOMINION TRUST LIMITED (both incorporated in Jersey) both of whose registered office is at 47 Esplanade St Helier Jersey JE1 0BD (the “Landlord”) in their capacity as trustees of the Ropemaker Place Unit Trust.

Tenant

MARKIT GROUP HOLDINGS LIMITED (company registration number 6240773) the registered office of which is at Level 5 2 More London Riverside London SE1 2AP (the “Tenant”).

Other parties

None.

LR4.	Property	In the case of a conflict between this clause and the remainder of this Lease then, for the purposes of registration, this clause shall prevail.

The property defined as “Premises” in clause 1 of this Lease.

LR5.	Prescribed statements etc:

LR5.1	Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003	None.

LR5.2	This lease is made under, or by reference to, provisions of:	Not applicable.

LR6.	Term for which the Property is leased	The term as specified in this Lease at clause 2.

LR7.	Premium	None.

LR8.	Prohibitions or restrictions on disposing of this Lease	This lease contains a provision that prohibits or restricts dispositions.

LR9.	Rights of acquisition etc:

LR9.1	Tenant’s contractual rights to renew this Lease, to acquire	None.

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

the reversion or another lease of the Property, or to acquire an interest in other land

LR9.2	Tenant’s covenant to (or offer to) surrender this Lease	None.

LR9.3	Landlord’s contractual rights to acquire this Lease	None.

LR10.	Restrictive covenants given in this Lease by the Landlord in respect of land other than the Property	None.

LR11.	Easements:

LR11.1	Easements granted by this Lease for the benefit of the Property	The easements set out in Part I of the Second Schedule to this Lease.

LR11.2	Easements granted or reserved by this Lease over the Property for the benefit of other property	The easements set out in Part II of the Second Schedule to this Lease.

LR12.	Estate rent charge burdening the Property	None.

LR13.	Application for standard form of restriction	None.

LR14.	Declaration of trust where there is more than one person comprising the Tenant	None.

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

LEASE (referred to throughout as “this Lease”)

DATED 31 March 2010

BETWEEN

(1)	DOMINION CORPORATE TRUSTEES LIMITED and DOMINION TRUST LIMITED (both incorporated in Jersey) both of whose registered office is at 47 Esplanade St Helier Jersey JE2 (the “Landlord”) in their capacity as trustees of the Ropemaker Place Unit Trust (the “Landlord”)

(2)	MARKIT GROUP HOLDINGS LIMITED (company registration number 6240773) the registered office of which is at Level 5 2 More London Riverside London SE1 2AP (the “Tenant”)

WITNESSETH as follows:

1.	INTERPRETATION

In this Lease:

1.1.	The following expressions shall have the following meanings:

Act	means any Act of Parliament now or hereafter to be passed and includes any instrument order or regulation or other subordinate legislation deriving validity from any Act of Parliament

Act of Terrorism	means:

(a) an act including, but not limited to the use of force or violence and/or threat thereof of any person or group(s) of persons whether acting alone or on behalf of or in connection with any organisation(s) or government(s) committed for political, religious, ideological or similar purposes including the intention to influence any government and/or put the public or any section of the public in fear; and

(b) any other like act which at the relevant time is commonly regarded in the global insurance market as an act of terrorism

Agreement for Lease	means the agreement for lease dated 31 March 2010 between the Landlord (1) the British Land Company plc (2) and the Tenant (3)

approved and authorised	mean approved or authorised in writing by the Landlord

Associated Entity	means:

(a) an entity which is associated or affiliated with the Tenant and/or

(b) independent contractors employed by the Tenant in connection with the services the contractors are providing to the Tenant

Building	means the land and buildings known as Ropemaker Place 25 Ropemaker Street London EC2Y 9AR shown at ground level for the purposes of identification only edged red on Plan MB1 and includes (without limitation) the Foundations

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

and Services and the overhang at upper levels

Common Facilities	means each and every part or parts of the Building (other than Landlord’s Services Equipment) which are from time to time provided by the Landlord (acting reasonably) for common or general use by or for the benefit of the Tenant and other tenants licensees and occupiers of the Building their employees agents servants licensees and customers and all others authorised by the Landlord including (but without limiting the generality of the foregoing) entrance lobbies lift lobbies lifts goods lifts escalators staircases corridors passageways accessways communal plant rooms and lavatories showers and locker rooms and water closet accommodation

company	means a body corporate wheresoever incorporated

consent of the Landlord	means a consent in writing signed by the Landlord

Contractual Term	means the term of years specified in clause 2

Design Standards	means the level of services (including electricity supply) which the Landlord’s Services Equipment are designed to supply to the Premises (brief details of which are set out in the Specification) as the same may be increased from time to time throughout the Tenancy

Electricity Cost	means the actual or reasonably and properly estimated cost of the provision of electricity to the Premises and/or the Store for consumption by the Tenant in accordance with the Landlord’s covenant contained at clause 4.9 being a fair and reasonable proportion or a measured proportion as reasonably determined by the Landlord of the actual or estimated total cost of the provision of electricity to the Building as a whole (including the provision of any security for the supply of electricity to the Building which may from time to time be required by the relevant statutory undertaker responsible for the supply of electricity) which proportion shall so far as practicable be based upon readings taken in such manner and at such times as the Landlord shall from time to time determine (acting reasonably) of the check meters relating to the Premises and/or the Store and other parts of the Building from time to time installed but otherwise shall be determined in such manner as the Landlord shall in its discretion (acting reasonably) consider to be fair and reasonable in all the circumstances and where estimated shall be subject to annual reconciliation

Fire Safety Order	means the Regulatory Reform (Fire Safety) Order 2005

Fitting Out Works	means such works to the Premises (after completion of the Shell and Core Works) as are necessary to prepare the Premises for beneficial use and occupation by the Tenant or any other lawful occupier such works to be carried out to generally no lesser standard than that described in the section of the Specification entitled “Category A Specification”

Foundations and Services	means:

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

	(a)	such foundations piles footings columns beams and other load bearing structures (including transfer structures as necessary) steelwork bracings access and inspection pits escalator pits lift pits and other structures and fire proofing and

	(b)	such drains sewers pipes wires ducts cables and other conduits and

	(c)	such meter rooms and

	(d)	such steps

whether serving the Building or the Building and adjoining property as exist from time to time

Generator Rent	the rent eighthly reserved and as reviewed from time to time in accordance with the Ninth Schedule

Group Company	a company is a Group Company of another company if it is from time to time the holding company of that company or a subsidiary company of that company or any company whose holding company is the holding company of that company where the expressions “holding company” and “subsidiary company” have the meanings under Section 736 of the Companies Act 1985

Insured Risks	means loss or damage whether total or partial caused by the following risks to the extent that insurance cover is available for the same in. the London insurance market at reasonable cost namely fire storm earthquake tempest flood lightning explosion aircraft and other aerial devices or articles dropped therefrom riot or civil commotion malicious damage impact bursting and overflowing of pipes or water tanks Act of Terrorism subsidence groundslip and heave breakdown and sudden and unforeseen damage to engineering plant and equipment and such other risks (in respect of which cover is available as aforesaid) as the Landlord (acting as a prudent Landlord) shall from time to time during the Tenancy reasonably and properly determine having regard to the interests of the tenants of the Building

Landlord	includes where the context so admits the estate owner for the time being of the reversion immediately expectant on the Termination of the Tenancy

Landlord’s Services Equipment	means all the plant machinery and equipment (with associated Service Conduits and Appliances) within or serving the Building from time to time comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):

	(a)	the whole of the sprinkler system within the Building (including sprinkler heads)

	(b)	the whole of the fire detection and fire alarm systems

	(c)	the whole of the permanent fire fighting systems (but excluding portable fire extinguishers installed

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

by the Tenant or other tenants of the Building)

(d) the whole of the chilled water system

(e) the whole of the perimeter heating system and underfloor heating system at the base of any atria (if any)

(f) the whole of the building management system installed by the Landlord

(g) the central electrical supply system from the mains supply to the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord

(h) the air handling system limited at each level which is let or intended to be let by the Landlord to the air handling units at each such level and the electricity supply and control systems for the same and the air ducts leading from such air handling units in each case up to the point where such ducts enter the office accommodation

Landlord’s Surveyor	means the surveyor for the time being of the Landlord being a MRICS or FRICS member (or equivalent from time to time) of the Royal Institution of Chartered Surveyors

Level	means the floors of the building so identified on the Plans

Normal Business Hours	means 5 am to 8 pm Monday to Fridays (except Bank Holidays) or such longer hours as the Landlord may in its reasonable discretion determine from time to time and notify in writing with reasonable advance notice to the Tenant

notice	means notice in writing

Option	means an option to tax the Building by the Landlord pursuant to Schedule 10 VATA

Outside Normal Business Hours Charge	means (where such Services are provided for the benefit of the Tenant alone) the whole of the cost of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours (including (without prejudice to the generality of the foregoing) costs and expenses in the nature of those set out in Part II of the Sixth Schedule) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair and reasonable proportion thereof as determined by the Landlord (acting reasonably)

Plan	means the plans annexed hereto and numbered accordingly

Planning Acts	means the Act or Acts for the time being in force relating to town and country planning

Premises	means the property described in the First Schedule together with all alterations additions and improvements thereto other

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

than Tenant’s or trade fixtures and fittings

Prescribed Rate	means either the base rate of National Westminster Bank PLC or if no such base rate can be ascertained then the rate at the relevant time which such Bank shall utilise for equivalent purposes or if such alternative rate cannot be ascertained then such other rate as the Landlord shall reasonably select as being equivalent thereto

President	means the President for the time being of the Royal Institution of Chartered Surveyors or his duly appointed deputy

Principal Rent	means the rent first reserved in clause 2 and for the avoidance of doubt will additionally include the rents attributable to the car parking space and the Store

Reinstatement Certificate	means the certificate issued by or on behalf of the Landlord certifying that the Shell and Core Works have been sufficiently completed to enable the Tenant to commence the Fitting Out Works in accordance with clause 3.94

Rent Commencement Date	means 25 December 2013 or (if the Tenant makes an election in accordance with clause 5.26) such earlier date as shall be calculated in accordance with clause 5.26

Rents	means all the rents reserved in clause 2

Section 106 Agreement	means the agreement referred to in paragraph 2 of the Fourth Schedule

Service Conduits and Appliances	means gas water drainage electricity telephone telex signal and telecommunications heating cooling ventilation and other pipes drains sewers mains cables wires supply lines and ducts and other channels through which the same pass and all ancillary appliances apparatus and services

Services	means the services and amenities to be provided by the Landlord for the benefit of the Building or some part or parts thereof as are set out in Part I of the Sixth Schedule and such other services and amenities as are consistent with the management of a high class office building which the Landlord may in its discretion from time to time reasonably decide should be provided or carried out for the benefit of the tenants and occupiers of the Building or some part or parts thereof

Shell and Core Works	means the works to the Building described in paragraph 2 of the Specification

Specification	means the specification annexed hereto and marked “Base Building Definition”

Standby Generators	means the generators and associated switch gear cabling and controls installed by the Landlord in the Building

Store	means the storage area referred to in paragraph 8 of Part I of the Second Schedule in the basement of the Building shown edged red on Plan MTS1 and MTS3 which shall include one half severed medially of the non-structural and

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

non-load bearing walls surrounding the Store the entirety of all other non-structural or non-load bearing walls within the Store all Service Conduits and Appliances and Landlord’s Services Equipment exclusively serving the Store and any surface finishes to any structural parts of the same but shall exclude any structural parts loadbearing walls columns foundations external walls and joists in and around the same together with any Landlord’s Services Equipment and such of the Service Conduits and Appliances as are used in common with other parts of the Building

Tenancy	means the tenancy created by this Lease including any statutory continuation of that tenancy

Tenant	includes where the context admits the successors in title and permitted assigns of the Tenant

Term Commencement Date	means 31 March 2010

Termination of the Tenancy	means the determination of the Tenancy whether by affluxion of time re-entry notice surrender (whether by operation of law or otherwise) or by any other means whatsoever

underlease	includes an agreement for underlease other than one which is conditional on obtaining the Landlord’s consent

Uninsured Risk	means a risk which would be an Insured Risk but for the fact that insurance is not available (or is available but only at rates which are not commercially acceptable and which the Landlord is not prepared to accept) in the London insurance market at the date of destruction or damage

VAT	means value added tax as defined in VATA and any future tax of a like nature

VATA	means the Value Added Tax Act 1994 as amended from time to time or any re-enactment thereof

VAT Group	means two or more bodies corporate registered as a group for the purposes of Section 43 of VATA

VAT Regs	means the Value Added Tax Regulations 1995 (SI 1995/2518) as amended from time to time or any re-enactment thereof)

Wireless Data Services	means the provision of wireless data, voice or video connectivity or wireless services permitting or offering access to the internet or any wireless network mobile network or telecoms system and which involves a wireless or mobile device

1.2.	Where the context requires:

(a)	words importing the singular include the plural and vice versa

(b)	words importing the masculine include the feminine and neuter

(c)	where a party consists of more than one person covenants and obligations of that party shall take effect as joint and several covenants and obligations

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

1.3.	Except where the context otherwise requires references to any Act include references to any statutory modification or re-enactment thereof for the time being in force and any order instrument regulation or bye-law made or issued thereunder

1.4.	The clause headings shall not in any way affect the construction of this Lease

1.5.	References to a clause or Schedule shall mean a clause or Schedule of this Lease

1.6.	The powers rights matters and discretions reserved to or exercisable by the Landlord hereunder shall also be reserved to or exercisable by their (or any superior landlord’s) properly authorised servants managers agents appointees or workmen but in all cases subject to the same obligations as the Landlord under this Lease

1.7.	Wherever in this Lease the consent or approval of the Landlord is required the relevant provision shall be construed as also requiring the consent or approval of any superior landlord where the same shall be required pursuant to any head lease from time” to time which the Landlord shall use all reasonable endeavours to obtain as expeditiously as possible and the Tenant shall bear the cost of obtaining such consents together with all surveyors’ professional or other fees and disbursements in connection therewith unless such consent is unreasonably withheld or delayed in circumstances where it is unlawful to do so

1.8.	Any covenant on the part of either party not to do any act or thing includes a covenant not to suffer or permit the doing of that act or thing

2.	DEMISE HABENDUM AND REDDENDUM

The Landlord demises with full title guarantee the Premises to the Tenant TOGETHER WITH the rights set out in Part I of the Second Schedule but EXCEPTING AND RESERVING to the Landlord and all others authorised by the Landlord the rights set out in Part II of the Second Schedule TO HOLD the same for a term commencing on and including the Term Commencement Date and ending on and including 25 December 2025 (determinable as herein provided) SUBJECT to (and so far as applicable with the benefit of) the exceptions and reservations rights covenants conditions agreements or other matters contained or referred to in deeds and documents referred to in the Fourth Schedule so far as the same relate to or affect the Premises PAYING during the Tenancy:

FIRST:

(a)	in respect of the period from the Term Commencement Date to and including the day before the Rent Commencement Date a rent of one peppercorn on demand

(b)	in respect of the period from and including the Rent Commencement Date until and including the date three months less one day after the Rent Commencement Date the yearly rent of *************************************** *********************************************** (£*********)

(c)	in respect of the period from and including the date three months after the Rent Commencement Date until and including [ ] 2015 the yearly rent of ******************************************************** *********************************** (£************)

(d)	thereafter the yearly rent determined in accordance with the provisions of the Third Schedule such rent to be paid by four equal quarterly payments in advance on the usual quarter days and

SECONDLY a yearly rent equal to a fair and reasonable proportion to be determined by the Landlord (acting reasonably) of the sum or sums paid by the Landlord in performance of the Landlord’s covenant for insurance in clause 4.2 (and including the costs properly incurred by the Landlord in connection with the revaluations of the Building for insurance purposes not more than once in every three years and annual desk top updatings of such valuations) such yearly rent to be paid within 21 days of written demand and

THIRDLY a yearly rent equal to whichever shall be the greater of the Service Charge or the Interim Sum (each as defined in the Fifth Schedule) for any year of the Tenancy such yearly rent to be paid at the times and in the manner provided in the Fifth Schedule and the first instalment of the initial payment shall become due on the date hereof and shall relate to the period commencing on the Term Commencement Date and ending on and including 23 June 2010 and

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

FOURTHLY a yearly rent equal to the Outside Normal Business Hours Charge such yearly rent to be payable within 21 days of written demand and

FIFTHLY a yearly rent equal to the Electricity Cost such yearly rent to be payable on demand (either annually or by no more than four instalments on the usual quarter days) and

SIXTHLY by way of additional rent to be paid on demand an amount equal to interest calculated on a daily basis at an annual rate equivalent to three percentage points above the Prescribed Rate on any instalment (or part thereof) of the Rents or any other sum of money of whatsoever nature due from the Tenant to the Landlord under the provisions of this Lease not received by the Landlord on the due date for payment in respect of the Rent firstly reserved or within five Working Days of the due date for payment of other monies and Rents (but for the avoidance interest shall not be payable on the Rent hereby sixthly reserved)

all such interest to be in addition and without prejudice to the right of re-entry or to any other remedy herein contained or by law vested in the Landlord and

SEVENTHLY by way of additional rent any VAT payable pursuant to clauses 3.78 to 3.82

EIGHTHLY by way of additional rent a yearly Generator Rent in respect of the Standby Generators such sum to be paid by four equal quarterly payments on the usual quarter days and to be reviewed in accordance with the Ninth Schedule

3.	TENANT’S COVENANTS

The Tenant covenants with the Landlord:

Rent

3.1.	To pay the Rents at the times and in manner aforesaid without any deduction by way of set-off (whether legal or equitable) save as may be required by law

Outgoings

3.2.	To pay (or in the absence of direct assessment on the Premises and/or the Store to pay to the Landlord within 10 working days a fair and reasonable proportion to be determined by the Landlord’s Surveyor acting properly and reasonably of) all existing and future rates taxes assessments charges and outgoings payable in respect of the Premises and/or the Store or in respect of any part thereof by any estate owner landlord tenant or occupier thereof other than:

(a)	any tax payable or assessed as a result of any dealing with (including any actual or deemed disposal of) any reversion immediately or mediately expectant on the Tenancy or

(b)	any tax payable or assessed in respect of the Rents or other payments reserved or payable hereunder (save for VAT) or

(c)	any future property ownership tax payable or assessment in respect of any reversionary interest in the Premises (except to the extent specifically herein provided to be paid by the Tenant)

(d)	any tax payable or assessed on the Landlord in respect of or arising out of or relating to the grant of this Lease

3.3.	Not to agree any valuation of the Premises for rating purposes or agree any alteration in the rating list in respect thereof without notifying the Landlord of the Tenant’s intention to do so and giving the Landlord a reasonable opportunity to make reasonable representations and having regard to such representations in relation to such valuation

3.4.	Upon making any proposal to alter the rating list so far as the list relates to the Premises or lodging an appeal in respect thereof to supply to the Landlord promptly copies of all relevant correspondence and documentation

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

3.5.	Without prejudice to clause 3.3 without delay upon receipt to provide the Landlord with a copy of any notice of an alteration or proposed alteration in the rating list that will or may affect the Premises

Water gas and electricity charges and equipment

3.6.	To the extent that the same are not included in the Service Charge (as defined in the Fifth Schedule) the Outside Normal Business Hours Charges or the Electricity Cost to pay to the suppliers thereof all charges for water and electricity (including meter rents) consumed in the Premises and/or the Store during the Tenancy (or in the absence of direct assessment on the Premises to pay the Landlord within 10 working days a fair and reasonable proportion thereof to be determined by the Landlord’s Surveyor acting reasonably)

3.7.	To comply with the requirements and regulations of the respective supply authorities with regard to the water and electrical installations and equipment in the Premises and/or the Store

Repair

3.8.	At all times throughout the Tenancy to keep the Premises and the Store in good and substantial repair and condition and maintained cleansed and amended in every respect and as often as may be necessary to rebuild reinstate renew or replace the Premises and the Store and each and every part thereof (damage by any of the Insured Risks and the Uninsured Risk excepted (a) save to the extent that the policy or policies of insurance shall have been vitiated or payment of any of the policy monies withheld or refused in whole or in part by reason of any act neglect or default of the Tenant or any sub-tenant or their respective servants agents licensees or invitees) and/or (b) save where otherwise provided under clause 3.94

3.9.	In the event that the Building and/or the Premises shall be destroyed or damaged and the Tenancy shall not have been determined under clause 5.4 the Tenant shall if so reasonably required by the Landlord join with the Landlord (at the Landlord’s cost) in making application for planning or other permission necessary for rebuilding or reinstating the Premises including (without limitation) entering into any agreement necessary to obtain the same and in pursuing any claim against the insurers of the Building and/or the Premises provided that the Landlord reimburses the Tenant in respect of any liabilities it may reasonably and properly incur in any such agreement and in respect of any costs reasonably and properly incurred in relation to any such claim and indemnifies the Tenant in relation to any financial liabilities which may be imposed on the Tenant pursuant to any planning permission or agreement

Decoration and maintenance

3.10.	In the fifth year of the Contractual Term and thereafter in every succeeding fifth year of the Tenancy and also during the last 12 months of the Tenancy (however determined) (but not more than once in any period of 24 months) to decorate the inside of the Premises with two coats of good quality paint and paper those parts normally papered with good quality material (in each case) in a good and workmanlike manner such decoration and papering in the last 12 months of the Tenancy (however determined) to be executed in such colours patterns and materials as shall have been previously approved by the Landlord (such approval not to be unreasonably withheld or delayed)

3.11.	As often as may be reasonably necessary to clean the internal surfaces of the windows and other glazing in or forming part of the Premises including the internal surfaces of any glazing between the Premises and any atria

Yield up

3.12.

At the Termination of the Tenancy quietly to yield up unto the Landlord with vacant possession the Premises and the Store in such state and condition as shall be consistent with due performance by the Tenant of the covenants on the Tenant’s part herein contained and if any alterations have been made or portable partitions or tenant’s fixtures and fittings have been affixed to the Premises or any other part of the Building pursuant to the rights granted to the Tenant in Part I of the Second Schedule by the Tenant or any person deriving title under the Tenant whether before or after the date hereof (if reasonably required by the Landlord by written notice given no later than six months prior to the expiry of the Tenancy) to reinstate the Premises to such state and condition described in the section of the Specification entitled “Category A Specification” (or in the case of such other parts of the Building to their former state and condition) the Tenant making good any damage caused to the Premises or such other parts of the Building to the reasonable satisfaction of the Landlord and to the satisfaction of the relevant supply authorities Provided

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

That the Landlord shall not oblige the Tenant to remove or reinstate any circulation staircases and finishes thereto installed pursuant to the provisions of clause 17 of the Agreement for Lease

3.13.	Upon removal of any tenant’s fixtures or fittings as are connected to or take supplies from any of the Service Conduits and Appliances to remove and seal off such Service Conduits and Appliances as the Landlord shall reasonably require by written notice given no later than six months prior to the expiry of the Tenancy such removal and sealing off to be carried out so as not to interfere with the continued function of the remainder of the Service Conduits and Appliances

Landlord’s rights of entry

3.14.	To permit the Landlord its agents and all persons authorised by the Landlord at all reasonable times on not less than 24 hours’ prior notice (except in the case of emergency) to enter and remain upon the Premises and/or the Store for the purposes of the exercise of all or any of the rights set out in paragraph 2 of Part II of the Second Schedule subject to the conditions set out in such paragraph

Compliance with notices to remedy

3.15.	To commence as soon as reasonably practicable in the circumstances and thereafter diligently to proceed with any works to the Premises and/or the Store which are reasonably necessary to comply with any notice given by the Landlord requiring the Tenant to remedy any breach of the Tenant’s covenants relating to the state and condition of the Premises found upon any such inspection

3.16.	If the Tenant shall not within a reasonable period have commenced and be diligently proceeding to comply with any such notice to permit the Landlord and any authorised person to enter the Premises and/or the Store on not less than 24 hours’ prior written notice to remedy any such breach

3.17.	To pay to the Landlord on demand the costs and expenses properly and reasonably incurred by the Landlord under the provisions of clause 3.16 which sums shall be recoverable by action or at the option of the Landlord as rent in arrears

Improvements and alterations

3.18.	Subject to the provisions of clauses 3.19 to 3.30 the Tenant shall not erect or permit or suffer to be erected any other building structure pipe wire mast or post upon the Premises nor to make or permit or suffer to be made any alteration therein or addition thereto nor to commit or permit or suffer any waste spoil or destruction in or upon the Premises nor to cut injure or remove or suffer to be cut injured or removed any of the roof walls (whether outside or inside) floor joists timbers wires pipes drains appurtenances or fixtures thereof

3.19.	Not to make any structural alterations or additions to the Premises save that the Tenant may make minor structural alterations (including the installation of circulation staircases connecting the Premises to adjoining levels within the Building) which do not adversely affect the structural stability of the Premises or the Building or invalidate any relevant warranties which the Landlord has the benefit of or affect the external appearance of the Building or adversely affect the Landlord’s Services Equipment with the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) and carried out in accordance with drawings and (if appropriate) specifications previously submitted to and approved by the Landlord (such approval not to be unreasonably withheld or delayed)

3.20.	Not to make any alterations additions or adjustments to the Premises or the Landlord’s Services Equipment within the Premises or any other plant machinery or equipment within the Premises that would:

(a)	have a materially adverse affect on the operation or efficiency of the Landlord’s Services Equipment or the Building’s health and safety systems whether within the Premises or in any other part of the Building or

(b)	result in any increase in the level of services to be provided to the Premises by the Landlord’s Services Equipment in excess of the Design Standards

3.21.

(Save as provided in clause 3.26) not to make any other alterations additions or adjustments to the Landlord’s Services Equipment within the Premises without the prior consent of the Landlord (which consent shall not be unreasonably withheld or delayed) or otherwise than in accordance in all respects with drawings

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

and specifications previously submitted to and approved by the Landlord (such approval not to be unreasonably withheld or delayed)

3.22.	Not to make any alterations or additions to the electrical wiring and installations within the Premises that would result in a loading on such wiring or installations beyond that which they are designed to bear

3.23.	Not to make any other alterations or additions to the electrical wiring and installations within the Premises to the extent that the same are comprised within the Landlord’s Services Equipment or Service Conduits and Appliances otherwise than in accordance with conditions laid down by the Institution of Electrical Engineers and/or other regulations of the relevant statutory undertaker

3.24.	Not to install or maintain within the Premises any equipment or systems providing Wireless Data Services in such a manner as shall have a material adverse affect on other tenants’ equipment or systems within the Building or the Landlord’s Services Equipment it being agreed that the installation of any equipment or systems providing Wireless Data Services which are not likely to have any such a material adverse effect shall not require the consent of the Landlord

3.25.	To remove any such equipment or systems providing Wireless Data Services forthwith on notice from the Landlord requiring the Tenant to do so if such equipment or systems can be shown by the Landlord to have a material adverse effect on other tenants’ equipment or systems within the Building or the Landlord’s Services Equipment

3.26.	Non structural alterations including the erection and alteration of any partitions and tenant’s fittings of a similar nature and alterations to the electrical wiring and installations and the Landlord’s Services Equipment related thereto in each case within the Premises are permitted without the consent of the Landlord provided that they are made:

(a)	in such a manner as not to affect in a materially adverse manner (save temporarily until they have been rebalanced) the operation or efficiency of the Landlord’s Services Equipment or to impact on the Building’s health and safety systems and provided further that the Tenant shall remove any such works that can be reasonably shown by the Landlord to affect in a materially adverse manner the operation or efficiency of the Landlord’s Services Equipment or to impact on the Building’s health and safety systems without delay upon notice from the Landlord requiring it to do so or

(b)	in such a manner as not to affect adversely the Landlord’s ability to pursue a trade contractor or member of the professional team in respect of a breach of contract appointment or warranty in connection with the carrying out of the works to construct the Building

3.27.	Not to cause any dedicated access points to any Service Conduits or Appliances which now are under or in or pass through the Premises to be or become materially more difficult to access than is the same now

3.28.	Not to puncture or pierce the internal finishes of the curtain wall surrounding the Premises or any mullions or other parts of the exterior of the Premises and not to affix anything to any of the same save that the Tenant may attach internal partitioning to mullions and make minor bore holes in the structure of the Building without the consent of the Landlord in order to fix and accommodate the other alterations permitted without consent by clauses 3.18 to 3.27

3.29.	To provide the Landlord with plans and (if appropriate) specifications within 28 days of the practical completion of any relevant works showing any alterations for which consent is not required under the preceding provisions of clauses 3.18 to 3.28

PROVIDED ALWAYS that:

(a)	any consent of the Landlord required under the provisions of clauses 3.18 to 3.28 shall be given by way of deed

(b)	any such deed shall contain covenants by the Tenant with the Landlord in regard to the execution of the works to the Premises and other conditions and restrictions in such form as the Landlord may reasonably require

(c)	where the works affect the Landlord’s Services Equipment the Service Conduits and Appliances or the structure of the Building the Landlord shall be entitled to require to approve the identity of the

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

contractors builders or other professionals or persons appointed in respect of the works for which consent is given (which approval will not be unreasonably withheld or delayed) and

(d)	the Tenant shall pay the reasonable and proper legal and surveyors’ costs and expenses properly incurred by the Landlord in relation to the granting of any such consent and (where reasonable) the supervision of the execution of any works thereby authorised

3.30.	In the event that the Tenant shall carry out works to the Premises in breach of the provisions of clauses 3.18 to 3.30 the Landlord will be entitled having given not less than five working days’ notice (except in an emergency) to enter the Premises and remove such works or any part thereof and reinstate. the Premises provided always that the proper costs thereby incurred including interest calculated at 3 per cent above the Prescribed Rate shall be paid by the Tenant within seven days of demand and shall be recoverable by action or at the option of the Landlord as rent in arrears

Notices of a competent authority

3.31.	Within 14 days (or sooner if requisite) of the receipt by the Tenant of any notice order requisition direction or plan given made or issued to or by a competent authority relating to the Premises or the Building or involving any liability or alleged liability on the part of the Landlord or any superior landlord to supply a copy thereof to the Landlord and at the request and cost of the Landlord to make or join in making such objections or representations against the same or in respect thereof as the Landlord may reasonably require

To comply with enactments

3.32.	At all times during the Tenancy to observe and comply with the provisions and requirements of any and every Act so far as they relate to the Premises or the user thereof and without derogating from the generality of the foregoing to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may properly be directed or required to be executed provided or maintained at any time during the Tenancy upon or in respect of the Premises in respect of any such user thereof and to indemnify the Landlord at all times against all reasonable and proper fees costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required in relation to the Premises and/or the Store as aforesaid

3.33.	Not at any time during the Tenancy to do or omit to be done in on or about the Building and/or the Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any penalty damage compensation fees costs charges or expenses

3.34.	To notify the Landlord in writing as soon as reasonably practicable after the Tenant becomes aware of any physical defect in the Building and/or the Premises

3.35.	Upon the Tenant becoming aware of the happening of any occurrence or receipt of any notice order direction or other thing from a competent authority affecting or likely to affect the Building and/or the Premises whether the same shall be served directly upon the Tenant or the original or a copy thereof be received from any underlessee or other person whatsoever to as soon as reasonably practicable deliver a copy thereof to the Landlord and at the cost of the Landlord to make or join in making such objection or representations against or in respect thereof as the Landlord may reasonably require

3.36.	At the Landlord’s reasonable request to provide the Landlord with a copy of any fire risk assessment carried out by or on behalf of the Tenant and details of all measures taken by or on behalf of the Tenant to comply with the Fire Safety Order (including the names of all competent persons appointed by the Tenant pursuant to Article 18) and any other information reasonably and properly requested by the Landlord to assist the Landlord in complying with its own obligations under the Fire Safety Order in relation to the Premises

To comply with town planning legislation etc

3.37.	To comply with the provisions and requirements of the Planning Acts and of all planning permissions so far as the same respectively relate to the Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

3.38.	Not to make any application for planning permission in respect of the Premises without the previous written consent of the Landlord, which shall not be unreasonably withheld or delayed

3.39.	Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance to the Premises by the Tenant any Group Company of the Tenant any subtenant or their respective agents servants licensees or invitees of any operations which may constitute development or the institution of any such operations or the institution or continuance of any use which may constitute development

3.40.	Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out any development in or to the Premises (whether by alteration or addition or change of use thereto) before all necessary notices under the Planning Acts in respect thereof have been served and all such necessary planning permissions have been produced to the Landlord and in the case of a planning permission acknowledged by it in writing as satisfactory to it (such acknowledgement of satisfaction by the Landlord not to be unreasonably withheld or delayed) but so that the Landlord may refuse so to express its satisfaction with any such planning permission on the ground that any condition contained therein or anything omitted therefrom or the period thereof would in the reasonable opinion of the Landlord’s Surveyor be or be likely to be materially prejudicial to its interest in the Building or in any adjoining property whether during the Tenancy or following the determination or expiration thereof

3.41.	Unless the Landlord shall otherwise direct to carry out and complete before the expiration or sooner determination of the Tenancy:

(a)	any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted for any development begun before such expiration or sooner determination and

(b)	any works begun by the Tenant any Group Company of the Tenant or any subtenant or their respective agents servants licensees or invitees upon the Premises

3.42.	If and when called upon so to do to produce to the Landlord or the Landlord’s Surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant have been complied with in all respects

User permitted

3.43.	To use and occupy the Premises only as offices within paragraph (a) of Class 81 of the Town and Country Planning (Use Classes) Order 1987 (here meaning the 1987 Order and not any subsequent modification or re-enactment thereof notwithstanding the provisions of clause 1.3) and for ancillary purposes thereto

User prohibited

3.44.	Not to store or bring upon the Premises any materials or liquid of a specially combustible inflammable dangerous or offensive nature (other than those properly required in connection with the use of the Premises and then only in appropriate containers)

3.45.	Not to do on the Premises or any part thereof any act or thing whatsoever which may be a legal nuisance to the Landlord or any other tenant or occupier of the Building or the owners or occupiers of any adjoining or neighbouring property

3.46.	Not to use the Premises or any part thereof for any illegal purpose

3.47.	Not to bring into or upon the Premises or do anything which might throw on the Premises or any part thereof any load or weight in excess of that which the Premises or any part thereof are designed or constructed to bear nor knowingly to cause any undue vibration to the Premises or any part thereof by machinery or otherwise

3.48.	Not to obstruct or permit to be obstructed whether by loading or unloading goods or any other means any part of the Building or to do anything which is a source of danger to persons using the same and to load and unload goods only in accordance with the rights granted to the Tenant in Part I of the Second Schedule

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

3.49.	Not to hold any sales by auction exhibitions public meetings or public entertainments at the Premises nor to permit any vocal or instrumental music to be performed therein provided that this sub-clause shall not prevent the Tenant or any permitted undertenant or occupier of the Premises from holding meetings of clients and their shareholders or members within the Premises

3.50.	Not to permit any person to reside in the Premises

3.51.	Not to obstruct hinder or otherwise interfere with the proper exercise by the Landlord and authorised persons of the rights reserved in Part II of the Second Schedule hereto

3.52.	Not to cause the drains to be obstructed by oil grease or other deleterious matter

3.53.	Not to load or use the lifts in the Building in any manner that will or may cause strain or damage to the lifts in the Building beyond their design capabilities

3.54.	Not to permit any person to smoke anywhere on the Premises

3.55.	Not to use the Store except as areas for storage and/or for the Tenant’s plant and equipment ancillary to the use of the Premises as offices or for such other uses as shall be first approved by the Landlord (such approval not to be unreasonably withheld or delayed) which are ancillary to the use of the Premises as offices

Alienation absolutely prohibited

3.56.	Not to charge or assign part only of the Premises provided that the Tenant may grant rights to the tenant from time to time of the fourth floor of the Building to use part or all of the areas shown edged red on plan MT 55-5 subject to such rights being determined immediately upon the expiry or sooner determination of this Lease and any plant conduits and equipment being removed forthwith.

3.57.	Not to part with possession or share occupation of or declare any trust in respect of the Premises or any part thereof other than by way of:

(a)	an assignment permitted under clauses 3.59 to 3.60

(b)	an underlease permitted under clauses 3.61 to 3.66 or

(c)	a charge permitted under clause 3.67

PROVIDED THAT occupation of the Premises or any part or parts thereof by a Group Company of the Tenant and/or an Associated Entity shall not be in breach of this covenant provided further that:

(d)	no legal estate or other right of tenancy shall be created

(e)	the Tenant shall as soon as reasonably practicable upon being requested in writing to do so by the Landlord give the identity of such Group Company or Associated Entity the relationship of the Group Company or Associated Entity to the Tenant and the area occupied and

(f)	the Tenant shall procure (and hereby covenants to this effect) that any such Group Company and/or Associated Entity shall vacate the Premises forthwith upon whichever is the earlier of the date of expiration or sooner determination of the Tenancy and the date on which such company or entity ceases to be a Group Company of the Tenant or Associated Entity (as the case may be)

3.58.	Not by assignment underletting or otherwise to permit the occupation of the Premises or any part thereof by or the vesting of any interest or estate therein in any person firm company or government or other body or entity which:

(i)	(save for HM Government) has the right to claim diplomatic immunity or exemption in relation to the observance and performance of the covenants and conditions of and contained in this Lease; or

(ii)	operates a dating agency business; or

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(iii)	is listed as a consequence of being designated by HM Treasury pursuant to The Terrorism (United Nations) Order 2006 in the UK sanctions list published by HM Treasury Assignment permitted

3.59.	Not to assign the whole of the Premises unless on or before completion of the assignment the Tenant enters into a deed of guarantee (being an authorised guarantee agreement within Section 16 of the Landlord and Tenant (Covenants) Act 1995) with the Landlord in the form contained in the Eighth Schedule (or in such other terms as the Landlord may reasonably require due to changes in law) in relation to the proposed assignment and any guarantor of the Tenant guarantees in such form as the Landlord reasonably requires the Tenant’s obligations under such authorised guarantee agreement Provided That where the proposed assignee is of an equal or greater financial standing than that of the assignee (together with any guarantor .of the assignee (but excluding any guarantor pursuant to an authorised guarantee agreement)) at the time of the proposed assignment or the financial standing of original Tenant at the time of the Term Commencement Date (whichever shall be the greater financial standing) and where the proposed assignment will not have an adverse effect on the market value of the Building then no such authorised guarantee agreement shall be required

3.60.	Subject to clause 3.59 not to assign the whole of the Premises without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) which shall be by deed containing covenants by the intended assignee directly with the Landlord to pay the rents hereby reserved and to perform and observe the Tenant’s covenants herein contained including this covenant Provided that (if the Landlord so reasonably requires) the assignee shall provide a guarantor or guarantors acceptable to the Landlord (acting reasonably) who shall covenant (jointly and severally) with the Landlord in the terms contained in the Seventh Schedule (or in such other terms as the Landlord may reasonably require due to changes in law)

Underletting permitted

3.61.	Not to underlet the whole of the Premises without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed provided that:

(a)	the rent to be reserved by the underlease shall be the rent reasonably obtainable in the open market without taking a fine or premium and shall not be commuted or payable more than one quarter in advance save that the rent to be reserved by an underlease with a term of Jess than five years need not be the open market rent but if such underletting is not at the open market rent then the Tenant shall provide to the Landlord prior to granting such underlease a letter confirming that the rent is not at the open market rent and that such rent shall be disregarded on rent review under this Lease

(b)	prior to the entering into of any underlease for a term of less than five years (or if earlier the parties to that underlease becoming contractually bound to enter into it) the parties to the underlease will enter into a valid agreement under Section 38(a) of the Landlord and Tenant Act 1954 to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to that underlease

3.62.	Not to underlet part only of the Premises without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed provided that:

(a)	the rent to be reserved by the underlease shall be the rent reasonably obtainable in the open market without taking a fine or premium and shall not be commuted or payable more than one quarter in advance save that the rent to be reserved by an underlease with a term of less than five years need not be the open market rent but if such underletting is not at the open market rent then the Tenant shall provide to the Landlord prior to granting such underlease a letter confirming that the rent is not at the open market rent and that such rent shall be disregarded on rent review under this Lease

(b)	prior to the entering into of any underlease comprising less than the whole demise of the Premises (or if earlier the parties to that underlease becoming contractually bound to enter into it) the parties to the underlease will enter into a valid agreement under Section 38(a) of the Landlord and Tenant Act 1954 to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to that underlease

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(c)	at no time shall the number of occupiers of the Premises exceed 4 any occupation by the Tenant being taking into account for this purpose (and any occupation by a Group Company of or Associated Entity to the Tenant ranking as occupation by the Tenant for this purpose)

(d)	the Tenant shall have regard (inter alia) to the position of the cores in the Building and means of escape from the underlet premises and to minimise the corridors within the Premises and ensure such demise is capable of separate and independent occupation

3.63.	To incorporate or procure the incorporation in every permitted mediate or immediate underlease of the Premises or any part thereof:

(a)	such provisions as are necessary to ensure that the rent thereunder is reviewed at the same frequency (but not necessarily on the same dates) and upon substantially the same terms as for the review of rent under this Lease provided that if is common market practice at the relevant time for the review of rents to be undertaken on an alternative basis the Tenant shall be entitled to underlet in accordance with then market practice and provided further that any underlease for a term of less than five years will not be required to provide for the rent thereunder to be reviewed

(b)	a covenant that the undertenant shall not assign charge or (in case of an underlease of part of the Premises) underlet part only of the premises thereby demised

(c)	a covenant that the undertenant shall not assign the whole of the premises thereby demised unless on or before completion of the assignment the undertenant enters into an authorised guarantee agreement with the Tenant in the form contained in the Eighth Schedule mutatis mutandis in relation to the proposed assignment

(d)	a covenant that the undertenant shall not assign the whole or underlet the whole or (in the case of an underlease of the whole of the Premises) part of the premises thereby demised without the consent of both the Landlord and the Tenant under this Lease which (in the case of the Landlord) shall not be unreasonably withheld or delayed

(e)	a covenant that the undertenant shall not part with or share possession or occupation of or declare a trust in respect of the premises thereby demised save by way of an assignment underletting or charge pursuant to the provisions hereinbefore referred to (save for parting with or sharing occupation or possession with a Group Company of the undertenant upon like terms to those referred to in the proviso to clause 3.57)

(f)	a covenant by the undertenant prohibiting the undertenant from causing or suffering any act or thing upon or in relation to the premises underlet inconsistent with or in breach of the provisions of this Lease and

(g)	a condition for re-entry in the form or substantially in the form referred to in clause 5.1

3.64.	Upon any permitted underlease to procure that the undertenant shall give a direct covenant by deed in favour of the Landlord to observe and perform the covenants and conditions on the part of the Tenant contained in this Lease (save as to payment of the rents hereby reserved) insofar as the same relate to the premises underlet and if the Landlord reasonably so requires it to procure that such guarantor or guarantors as may be reasonably acceptable to the Landlord guarantee such covenants in the terms contained in the Seventh Schedule (or in such other terms as the Landlord may reasonably require due to changes in law)

3.65.	In connection with any underlease the Tenant shall:

(a)	not consent to or participate in any variation or addition to any such underlease (or any of the terms thereof) without the prior consent of the Landlord which shall not be unreasonably withheld or delayed

(b)	enforce all the covenants and obligations of the underlessee thereunder and not expressly or knowingly by implication waive any breach of the same

(c)	duly and efficiently operate and effect all reviews of rent pursuant to the terms of any such underlease and prior to agreeing any such review to give reasonable notice to the Landlord of the proposed level of rent and to have regard to any reasonable representations made by the Landlord in relation to such level of rent

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

3.66.	Within one month after any reasonable written request by the Landlord (but not more than once in any period of 12 months) to notify the Landlord in writing

(a)	whether the Tenant occupies the Premises wholly or in part

(b)	whether the Tenant has granted an underlease of the whole or any part of the Premises and if so to advise the Landlord of the rent reserved by any underlease and the full name and address of any underlessee and

(c)	whether there are any other occupiers of the Premises and if so the identity of those occupiers their relationship with the Tenant and the principal terms on which they occupy

Charging permitted

3.67.	Not to charge the whole of the Premises (save by way of floating charge to a reputable institution in respect of substantially the whole of the Tenant’s business where consent shall not be required) without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

Registration

3.68.	Within one month after any assignment underlease assignment of underlease mortgage charge transfer disposition or devolution of the Premises or any part thereof or any devolution of the estate of the Tenant therein or of this Lease to give notice thereof in duplicate to the Landlord’s solicitors and to supply them with a certified copy of the instrument or instruments (including any relevant probate letters of administration or assent) for retention by the Landlord

Not to display advertisements

3.69.	Save as expressly permitted by paragraph 6 of Part I of the Second Schedule not to erect paint affix attach or display any placard poster notice advertisement name or sign or anything whatever in the nature of an advertisement by display or lights or otherwise in or upon the Premises and/or the Building or any part thereof (including the windows)

Insurance

3.70.	Not to do anything whereby any policy of insurance relating to the Building and/or the Premises may become void or voidable or whereby the rate of premium thereon may be increased where the Tenant has been notified in writing of the relevant terms of the policy and to take such precautions against fire as may be deemed necessary by the Landlord (acting reasonably) or its insurers or required by law and (in each case) notified to the Tenant

3.71.	Not to effect or maintain any insurance in respect of the Building and/or the Premises (except as to the Tenant’s fixtures and contents)

3.72.	To reimburse to the Landlord a fair and reasonable proportion of any sum payable in respect of the excess payable on any insurance policy relating to the Building

Notice of damage

3.73.	As soon as reasonably practicable following the Tenant becoming aware of any material damage to or destruction of the Premises and/or the Store to give notice thereof to the Landlord stating (if possible) the cause of such destruction or damage

3.74.	In the event of the whole or any part of the Building being damaged or destroyed by any of the Insured Risks at any time during the Tenancy and the insurance money under the policy or policies of insurance effected thereon by the Landlord being wholly or partially irrecoverable by reason solely or in part of any act neglect or default of the Tenant or any Group Company of the Tenant or any undertenant or their respective servants agents licensees or invitees then the Tenant will within 21 days of written demand pay to the Landlord the whole or as the case may be a fair proportion of the amount so irrecoverable

3.75.

In the event of the whole or any part of the Premises and/or the Store being damaged or destroyed at any time during the Tenancy by any of the Insured Risks and the amount of the insurance monies received in

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

respect of the reinstatement of any additions alterations or other works carried out to the Premises and/or the Store by the Tenant or any person claiming title under the Tenant whether before or after the date of this Lease which the Landlord is obliged to insure pursuant to the provisions of clause 4.2 being less than the reinstatement cost thereof as a result of the Tenant failing to notify the Landlord of the full reinstatement values thereof pursuant to this Lease to pay to the Landlord forthwith the amount by which the actual reinstatement cost exceeds the amount of the insurance monies actually received

Indemnity

3.76.	To indemnify the Landlord against and to pay within 21 days of written demand all proper costs and expenses including professional fees incurred by the Landlord in connection with all and every reasonably foreseeable loss and damage whatsoever incurred or sustained by the Landlord as a consequence of every breach of the covenants by and conditions on the part of the Tenant set out herein or implied PROVIDED that such indemnity shall extend to and cover all costs and expenses properly incurred by the Landlord in connection with any steps which the Landlord may reasonably take to remedy any such breach and be without prejudice to any rights or remedies of the Landlord in respect of any such breach any such sum arising hereunder to be recoverable by action or at the option of the Landlord as rent in arrear PROVIDED FURTHER THAT the Landlord shall in relation to all indemnities given by the Tenant in this Lease:

(a)	as soon as reasonably practicable give the Tenant written notice and full details of any claim

(b)	consider written representations made by the Tenant relating to any claim

(c)	not settle or compromise any claim without having given the Tenant reasonable opportunity to make representations to the Landlord

(d)	use all reasonable endeavours to mitigate as far as practicable any loss or costs incurred by or caused to it as a result of such claim

Landlord’s costs

3.77.	By way of further or additional rent to pay within 21 days of written demand all costs expenses charges damages and losses (including but without prejudice to the generality of the foregoing solicitors’ costs counsel’s architects’ and surveyors’ and other professional fees and commissions payable to a bailiff) properly incurred by the Landlord of or properly incidental to:

(a)	the preparation and service of any notice under Sections 146 and 147 of the Law of Property Act 1925 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 or 147 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the court)

(b)	the recovery of any rent in arrear or other payments due hereunder

(c)	procuring observance and performance of any other obligations of the Tenant hereunder

(d)	in connection with every application for any consent made under this Lease whether such consent shall be granted or not or the application withdrawn except where such consent shall be unreasonably withheld or delayed by the Landlord or granted on terms which are unreasonable in either case in circumstances where it is not entitled to do so

(e)	any schedule relating to wants of repair to the Premises contrary to the Tenant’s obligations hereunder whether served during or within three months after the termination of the Tenancy

Provided that in the case of clause 3.77(d) such costs shall be reasonable and properly incurred

VAT

3.78.	To pay all VAT on any sums of money chargeable thereto which shall be due from the Tenant under or by virtue of the provisions of this Lease upon production of a valid VAT invoice addressed to the Tenant

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

3.79.	For the purposes of paragraphs 12 to 17 Schedule 10 to the VATA neither the Tenant nor any person connected with the Tenant is a development financier as defined in paragraph 14 of Schedule 10 in relation to the Landlord’s development of any part of the land and buildings of which the Building forms a part for use other than for eligible purposes with the intention or expectation that the Building would become or continue to be exempt land

3.80.	The Tenant is not intending to use and will not use all or any part of the Building for a relevant charitable purpose (within the meaning of Schedule 8, Group 5 (Note 6) VAT Act 1994)

3.81.	If the covenant in clause 3.80 is breached by the Tenant and in consequence supplies made by the Landlord in relation to all or any part of the Building after the making of an Option are not taxable supplies the Tenant shall indemnify the Landlord against:

(a)	any VAT paid or payable by the Landlord which is or may become irrecoverable due to the Landlord’s supplies not being taxable

(b)	any amount in respect of any VAT which the Landlord has to account for or will have to account for to HM Revenue & Customs under the provisions of Part XIV or Part XV of the VAT Regs

(c)	any consequential penalties, interest and/or default surcharge and

(d)	any additional liability to corporation tax on any payment made to the Landlord under this clause

3.82.	For the avoidance of doubt references in clauses 3.79 to 3.81 to the Landlord or the Tenant shall include references to the representative member of the VAT Group of the Landlord or the Tenant as appropriate and references to the Landlord shall include references to a “beneficiary” of the Landlord as such term is defined under para 40 Schedule 10 VATA

Regulations affecting the Premises

3.83.	To comply in all respects with the reasonable and proper regulations for the time being made by the Landlord for the use operation security and/or maintenance of the amenity and good order of the Building where made in the interests of good estate management and previously notified in writing to the Tenant PROVIDED ALWAYS THAT if there shall be any inconsistency between the terms of this Lease and any of the said regulation then the terms of this Lease shall prevail and PROVIDED FURTHER THAT such reasonable and proper regulations shall not materially adversely affect the Tenant and its permitted undertenants and occupiers of the Premises and their respective visitors gaining access to and egress from the Building at all times (save in the case of an emergency)

Obstructions and encroachments

3.84.	Not to stop up darken or obstruct any of the windows lights or ventilators belonging to the Premises and/or the Building nor to permit any new window light ventilator passage drainage or other encroachment or easement to be made or acquired into against upon or over the Premises or the Store or any parts thereof AND in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person whomsoever to give notice thereof to the Landlord as soon as the same shall come to the knowledge of the Tenant and at the request and cost of the Landlord do all such things as may be proper for preventing any such encroachment or such easement being made or acquired

Covenants and provisions affecting the Landlord’s title

3.85.	To observe and perform the covenants and provisions affecting the title of the Landlord specified in the deeds and documents set out in the Fourth Schedule insofar as they relate to the Premises

Operation of plant and equipment

3.86.	To operate and use all such plant machinery and equipment as is installed in the Premises from time to time and connected to the Landlord’s Services Equipment in accordance with the manufacturers’ recommended method of operation and not to use such plant machinery and equipment in such manner as to affect in a materially adverse manner the operation of the Landlord’s Services Equipment

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

Obligations relating to entry and services

3.87.	At all times when exercising any right granted to the Tenant for entry to any other part of the Building:

(a)	to cause (and procure that all those exercising the said rights on its behalf cause) as little damage and interference as is reasonably practicable to the remainder of the Building and the business of the tenants and occupiers thereof carried on thereat and to make good any damage caused to such areas and the fixtures and fittings and stock therein to the reasonable satisfaction of the Landlord and the tenants and occupiers thereof

(b)	to comply with the reasonable security requirements of the Landlord and the tenants and occupiers of the remainder of the Building and where requisite the Tenant or such other person exercising the said rights shall only exercise such rights while accompanied by a representative of the Landlord or the tenant or occupier of the relevant part of the remainder of the Building

Surety

3.88.	In the event that any person firm or body corporate which has or shall have guaranteed the Tenant’s obligations contained in this Lease shall die or an event shall occur in relation to such person a firm or body corporate of the type referred to in clauses 5.1(c) to 5.1(f) then without delay to give notice thereof to the Landlord and if so required by the Landlord (acting reasonably and having regard to the financial covenant strength of the Tenant) at the expense of the Tenant within 20 working days thereafter to procure that some other guarantor or guarantors reasonably acceptable to the Landlord execute a guarantee in respect of the Tenant’s obligations contained in this Lease in the form referred to in the Seventh Schedule (or on such other terms as the Landlord shall reasonably require due to a change in law)

Registration

3.89.	To apply for first registration of this Lease at the Land Registry as soon as reasonably practicable after this Lease is granted

3.90.	To provide to the Landlord promptly following the same being sent to the Tenant’s solicitors:

(a)	a note of the title number allocated to this Lease

(b)	an official copy of the registered title to this Lease showing the Tenant as registered proprietor

3.91.	On determination of this Lease (whether by affluxion of time or otherwise) to apply to the Land Registry for closure of the Tenant’s registered title to this Lease and for removal of all notices relating to this Lease from the Landlord’s title

Section 106 Agreement

3.92.	Not to do anything that would lead to the Landlord being in breach of the obligations contained in the Section 106 Agreement

3.93.	To comply with the terms of any Travel Plan pursuant to paragraph 9 of schedule 1 of the Section 106 Agreement and any operational requirements pursuant to paragraphs 6 to 8 (inclusive) of Schedule 3 of the Section 106 Agreement details of which have been provided to the Tenant

Tenant’s obligation to reinstate

3.94.	In the case of destruction or damage of the Premises by any of the Insured Risks or an Uninsured Risk the Tenant will following the issue of the Reinstatement Certificate complete the rebuilding or reinstatement of the Premises by the carrying out of the Fitting Out Works to the reasonable satisfaction of the Landlord employing such architects surveyors and other professional advisers as shall previously be approved in writing by the Landlord and in accordance with plans and specifications previously approved by the Landlord (all such approvals not to be unreasonably withheld or delayed and the Landlord and the Tenant will use all reasonable endeavours to seek to agree the Tenant’s plans and specifications in sufficient advance time so as to permit the Tenant to commence its reinstatement works on the date of the Reinstatement Certificate) (the date of the last such approval being granted in writing being the “Approvals Date”) it being hereby agreed as follows:

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(a)	that subject to the Landlord complying with its obligations in clauses 4.3(e) and 4.3(f) the Tenant shall bear the cost of the Fitting Out Works to the extent that is in excess of the cost of rebuilding or reinstating the Premises to the standard described in the section of the Specification entitled “Category A Specification”

(b)	that the Tenant shall keep the Landlord informed at reasonable intervals as to the state of progress of such works (including the provision of copies of test and investigation reports)

(c)	that subject to the landlord complying with the provisions of clauses 4.6 and 4.7 the Tenant will use all reasonable endeavours to complete the Fitting Out Works (subject to circumstances beyond the reasonable control of the Tenant within six months after the later of the date of the Reinstatement Certificate or the Approvals Date

(d)	that the Tenant will carry out the works in a good and workmanlike manner using new good quality materials and using only reputable contractors and in accordance with then current codes of good building practice and in accordance with:

(i)	any necessary consents and all statutory and other relevant requirements relating to the works or their execution and to the satisfaction of all competent authorities

(ii)	(if applicable) the Construction (Design and Management) Regulations 2007

(iii)	any requirement of the insurers of the Premises notified to the Tenant in writing

(iv)	conditions laid down by the Institution of Electrical Engineers or other regulations of the relevant supply authority insofar as they are relevant

(v)	any other reasonable requirement of the Landlord notified to the Tenant in writing

Energy performance certificates

3.95.	Before instructing an energy assessor to prepare any energy performance certificate in respect of the Premises or the Building the Tenant shall first give notice to the Landlord informing the Landlord of the area to which the proposed energy performance certificate will relate and obtain the Landlord’s prior approval of the identity of the energy assessor (such approval not to be unreasonably withheld or delayed) who must in all circumstances be reputable and suitably qualified

3.96.	At the Landlord’s reasonable request the Tenant shall supply the energy assessor with any drawings specifications data or other information that the Landlord (acting reasonably) provides to the Tenant

3.97.	The Tenant shall provide to the Landlord a copy of any energy performance certificate that the Tenant obtains in respect of the Premises or the Building

3.98.	The Tenant shall on reasonable request permit any energy assessor instructed by or on behalf of the Landlord to enter on and inspect the Premises and/or the Store at reasonable times and upon reasonable prior written notice and shall provide to such energy assessor such information as the Landlord may reasonably request at the reasonable cost of the Landlord

Car parking and storage areas

3.99.	Not to permit any of the car parking spaces bicycle spaces and motorcycle spaces referred to in paragraph 7 of Part I of the Second Schedule and the Store to be used other than by an occupier of the Premises which is permitted pursuant to the terms of this Lease

3.100.	Not to do anything in or about the car parking spaces bicycle parking spaces and motorcycle spaces referred to in paragraph 7 of Part I of the Second Schedule or the parking areas of which such spaces form part or the service roads or accessways leading thereto which would or could constitute a nuisance annoyance obstruction disturbance or cause damage to the Landlord or the tenants or other occupiers of the Building or to the owners or occupiers of adjoining buildings

3.101.

To comply and ensure that the Tenant’s visitors comply with such reasonable and proper regulations as the Landlord may make for the regulation of the traffic to and from and use of the car parking spaces bicycle

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

parking spaces and motorcycle spaces referred to in paragraph 7 of Part I of the Second Schedule and previously notified in writing to the Tenant

3.102.	Not to carry out works of repair or maintenance to a motor vehicle or pour petrol or other fuel into the tank of a vehicle whilst parked in the car parking spaces referred to in paragraph 7 of Part I of the Second Schedule

Tenant obligations

3.103.	The Tenant shall comply with its obligations in this Lease throughout the Tenancy

4.	LANDLORD’S COVENANTS

The Landlord covenants with the Tenant:

Quiet enjoyment

4.1.	That the Tenant paying the Rents and performing and observing the covenants and stipulations on the part of the Tenant herein shall peaceably hold and enjoy the Premises during the Tenancy without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord or by title paramount

Insurance

4.2.	To insure:

(a)	the Building and keep the same insured in the name of the Landlord subject to such exclusions excesses and limitations as may be imposed by the insurers and as are common in the London insurance market from time to time against:

(i)	the Insured Risks in such a sum as shall be determined from time to time by the Landlord or the Landlord’s Surveyor acting reasonably as being the full cost of rebuilding and reinstatement of the Building (and for these purposes “Building” means the Building constructed in accordance with the Specification) and identifying specifically the sums referable to the cost of rebuilding or reinstating the relevant parts of the Building described in the section of the Specification entitled “Category A Specification” (and the Landlord covenants to have due regard to any reasonable request by the Tenant to increase such sums in respect of the Building) together with architects’ surveyors’ consultants’ legal and other fees in relation to the repair rebuilding or reinstatement of the Building (including any cost or increased cost resulting from the requirements of local or other authorities statutes bye-laws regulations or orders as to the method of or design of or materials to be used in such repairing rebuilding or reinstatement) and making due allowance for the effects of inflation and escalation of building costs and any fees and the cost of site clearance demolition and debris removal and VAT on all such sums including any VAT resulting from any deemed self supply as a result of such rebuilding or reinstatement

(ii)	loss of the Principal Rent and the Rent thirdly reserved for such period (being not less than five years and not more than seven years) as the Landlord may from time to time reasonably deem necessary which may be calculated having regard to any relevant reviews or increases of rent and to the likely period required for obtaining planning permission and reinstating the Building

(iii)	(to the extent to which the same is not covered by clause 4.2(a)(i)) where applicable engineering and electrical plant and machinery being part of the Building against sudden and unforeseen damage breakdown and inspection

(iv)	property owner’s liability and such other insurances as the Landlord may from time to time (acting reasonably) deem necessary to effect

Landlord’s obligations in relation to insurance

4.3.	In relation to the policy or policies of insurance effected by the Landlord pursuant to its obligations contained in this Lease:

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

(a)	to make available for inspection not more often than once in any 12 month period as soon as reasonably practicable following demand a complete either a copy or full details of the policy or policies of insurance with full details of any additions or amendments made thereto and produce to the Tenant either a copy of the last premium renewal receipt or reasonable evidence of the fact that the last insurance premium has been paid

(b)	to procure (unless having used all reasonable endeavours it is unable to procure such a policy at commercial rates) that the interest of the Tenant and any mortgagee of the Tenant (or a general interests clause) is noted or endorsed on the policy or policies of insurance

(c)	to use all reasonable endeavours to procure that the insurance policy contains terms whereby the insurers will not pursue subrogation rights against the Tenant undertenants or other lawful occupiers of the Premises notified to the Landlord in writing (other than where the loss has been occasioned or contributed to by the fraudulent or criminal or malicious act of the Tenant or its undertenants)

(d)	to use all reasonable endeavours to procure that the insurance policy contains a non-invalidation clause

(e)	in the event of destruction or damage to the Premises occurring by reason of an Insured Risk promptly to instruct the insurers in writing and use all reasonable endeavours to procure that the insurance monies referable to the cost of rebuilding or reinstating the Premises to the standard described in the section of the Specification entitled “Category A Specification” to the extent payable shall be paid to the Tenant by means of stage payments as the reinstatement works progress upon production to the Landlord of satisfactory evidence that expenditure has been incurred by the Tenant in so reinstating or rebuilding (or to be paid to the Landlord if evidence of such expenditure is not produced by the time the Tenant is obliged to have completed the Fitting Out Works under clause 3.94) and if and to the extent that any such insurance monies are paid to the Landlord they shall be held by the Landlord (subject as stated in the following proviso) on trust for and paid to the Tenant upon the Tenant producing to the Landlord reasonable evidence of such rebuilding or reinstatement to the Landlord’s reasonable satisfaction provided that any monies held by the Landlord in accordance with this clause 4.3(e) shall belong to the Landlord absolutely in the event of the Termination of the Tenancy save insofar as the Tenant shall have incurred expenditure in such reinstating or rebuilding which has not been reimbursed prior to such determination in which case such monies shall be paid to the Tenant on such determination upon production to the Landlord of satisfactory evidence as aforesaid

(f)	In the event that:

(i)	The insurance monies recovered and paid to the Tenant pursuant to clause 4.3(a) are less than the reasonable and proper costs incurred by the Tenant in the Fitting Out Works (to the extent only that they relate to the cost of rebuilding or reinstating the Premises to the standard described in the section of the specification entitled “Category A Specification”) and

(ii)	Clause 3.74 does not apply

then the Landlord shall pay to the Tenant an amount equal to the shortfall in the insurance proceeds from the Landlord’s own resources within 15 working days of provision of proper receipts evidencing such excess expenditure by the Tenant

Reinstatement

4.4.

If the Building (or any part or parts thereof) and/or the Premises (or any part or parts thereof) and/or the means of access to the Premises shall be destroyed or damaged by any of the Insured Risks and subject to the provisions of clause 5.4 and to the payment by the Tenant of any amounts due pursuant to clauses 3.73 to 3.75 (and without prejudice to the liability of the Tenant to make any such payments or any amounts due pursuant to clause 3.76) and subject to obtaining any planning permission or other permission or approval necessary for rebuilding and reinstating the Shell and Core Works (which the Landlord shall use all reasonable endeavours to obtain as quickly as reasonably practicable) and to the necessary labour and materials being and remaining available the Landlord shall apply all monies received by the Landlord by virtue of such insurance and referable to the Shell and Core Works (other than money received for loss of

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

the Principal Rent and Rent thirdly reserved which shall automatically be payable to the Landlord) in rebuilding reinstating and making good (as the case may be) the Shell and Core Works (which may include aesthetic and specification improvements) with all reasonable speed (and the Landlord shall notify the Tenant as soon as reasonably practicable and in any event within 12 months of such damage or destruction of its proposed reinstatement programme and shall keep the Tenant informed of progress) in a good and workmanlike manner using good and sound materials of their several kinds and in accordance with all planning permissions and consents and all applicable statutes and regulations then in force and any lawful requirements of the insurers and making good any shortfall in the insurance proceeds from the Landlord’s own resources as soon as it is lawful so to do (but not so as to provide accommodation identical in layout provided that the accommodation provided is no less commodious and does not differ materially in size to the accommodation provided at the date hereof) and the Landlord shall use its reasonable endeavours to obtain all necessary licences consents planning permissions and approvals therefor as soon as reasonably practicable and shall procure in favour of the Tenant a package of collateral warranties or third party rights relating to the design and carrying out of such works in a form consistent with market practice at the relevant time

4.5.	If the Building (or any part or parts thereof) and/or the Premises (or any part or parts thereof) and/or the means of access to the Premises shall be damaged by an Uninsured Risk but not so as to render the Premises unfit for occupation or use such that clause 5.4 applies then (save to the extent that such damage results from the default of the Tenant any Group Company of the Tenant or any sub-tenant or their respective agents servants licensees or invitees) the Landlord shall reinstate and make good such damage as soon as reasonably practicable in a good and workmanlike manner using good and sound materials of their several kinds and in accordance with all planning permissions and consents and all applicable statutes and regulations then in force provided always that such reinstatement shall be at the cost of the Landlord and the costs of or in any way relating to such reinstatement shall not be recoverable from the Tenant directly or via the Service Charge provisions in the Fifth Schedule.

4.6.	Following any material damage to the Building and/or the Premises the Landlord shall supply to the Tenant at the Landlord’s own cost as soon as practicable (acting reasonably):

(a)	the Landlord’s best estimate of the then anticipated date of the relevant Reinstatement Certificate and

(b)	sufficient information relating to the Building and Premises (as they are intended to be rebuilt or reinstated) to allow the Tenant to prepare full plans and specifications for the Fitting Out Works and the Landlord shall update the information referred to in sub-clauses (a) and (b) above promptly upon the Landlord becoming aware of any changes thereto

4.7.	Following the issue of the relevant Reinstatement Certificate the Landlord shall permit the Tenant access at all times to the Premises through the Common Facilities with or without plant and machinery subject to and in accordance with the fit out guide issued by the Landlord from time to time in order to allow the Fitting Out Works to be completed within six months of the date of the relevant Approvals Date

Obligations	relating to Services for the Tenant

4.8.	To provide or procure the provision of:

(a)	the Services during Normal Business Hours and

(b)	outside Normal Business Hours such of the Services as the Landlord shall in its reasonable discretion deem appropriate and

(c)	such other of the Services outside the Normal Business Hours as the Tenant shall previously request

(having regard to the overall services design standards for the Building and subject to the provisions of clause 5.16) Provided that the Landlord shall be entitled to employ such managing agents professional advisers contractors and other persons as may reasonably be required from time to time in the interests of good estate management for the purpose of the performance of the Services

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

4.9.	To provide or procure the provision of electricity to the Premises and the Building and (in each case) each and every part thereof designed to receive such to the extent necessary to meet the reasonable requirements of the Tenant and to use reasonable endeavours to procure that the same shall not be less than the Design Standards having regard to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the relevant statutory undertaker

4.10.	Within 21 days of receipt by the Landlord to credit against the Service Cost (as that expression is defined in the Fifth Schedule) for the then current Accounting Period (as defined in the Fifth Schedule) a fair and reasonable proportion reasonably determined by the Landlord or the Landlord’s Surveyor of any rebate or repayment received by the Landlord or any Group Company of the Landlord which relates to any Energy Levy (as defined in the Fifth Schedule) the Landlord taking into account in determining such proportion the relative energy performance of the Building compared to other Buildings owned by the Landlord and/or any Group Company which reports as part of the same entity as the Landlord for the purposes of the CRC Energy Efficiency Scheme

4.11.	The Landlord will pay on the Tenant’s behalf ***% of the Service Charge and/or Interim Sum due and payable by the Tenant in respect of the period from the Rent Commencement Date to and including the date three months after the Rent Commencement Date less one day (but not any VAT due on the same)

4.12.	The Landlord will reimburse the Tenant **% of any business rates paid by the Tenant relating the period from the Rent Commencement Date to and including the date three months after the Rent Commencement Date less one day such reimbursement to paid within 10 Working Days of receipt by the Landlord of evidence of payment by the Tenant of the same )

4.13.	The Landlord will indemnify and keep indemnified the Tenant and its permitted undertenants from and against all actions proceeds liability losses proper and reasonably costs claims and demands which are instituted incurred or made by any person by reason of the Landlord’s failure to comply with the section 106 agreement referred to in paragraph 2 of the Fourth Schedule (save that the indemnity shall not apply in respect of the Tenant’s or any occupier of the Building’s failure to comply with the terms of any Travel Plan pursuant to paragraph 9 of Schedule 1 of such Section 106 Agreement or any operational requirement pursuant to paragraphs 6 to 8 (inclusive) of Schedule 3 of such Section 106 Agreement) provided that the Tenant shall as soon as reasonably practicable have notified the Landlord of any such claim and shall not settle or compromise any such claim without the prior written agreement of the Landlord (not to be unreasonably withheld or delayed)

4.14.	The Landlord will indemnify the Tenant against and covenant to pay within 21 days of written demand all proper costs and expenses including professional fees incurred by the Tenant in connection with all and every reasonably foreseeable loss and damage whatsoever incurred or sustained by the Tenant as a consequence of the Tenant not being able to use that part of the Premises which projects over the adopted highway on Finsbury Street (the “Projection”) as a consequence of any action brought against the Landlord or the Tenant pursuant to the Landlord and Tenant not having registered title to the same PROVIDED THAT the Tenant shall in relation to such indemnity:

(a)	as soon as reasonably practicable give the Landlord written notice and full details of any claim;

(b)	consider written representations made by the Landlord relating to any claim;

(c)	not settle or compromise any claim without having given the Landlord reasonable opportunity to make representations;

(d)	use all reasonable endeavours to mitigate as far as practicable any loss or costs incurred by or caused to it as a result of such claim and Provided That this indemnity shall cease to apply following the successful registration of the Projection as part of the remainder of the registered premises demised by the Lease (which the Tenant will seek to so register as soon as reasonably practicable after receiving notice that the Landlord has registered its freehold title to the Projection).

5.	PROVISOS

IT IS HEREBY AGREED AND DECLARED as follows:

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

Re-entry

5.1.	If:

(a)	the Rents or any part thereof shall be in arrear for 21 days next after becoming payable or

(b)	there shall be any material breach non-performance or non-observance of any of the Tenant’s covenants

(c)	the Tenant shall enter into any arrangement or composition for the benefit of the Tenant’s creditors or convene a meeting of the Tenant’s creditors (or a nominee calls such a meeting on its behalf) or

(d)	the Tenant (being one or more individuals):

(i)	is the subject of an interim order under Part VIII of the Insolvency Act 1986 or makes application to the Court for such an order or makes a voluntary arrangement under such Part or

(ii)	has a bankruptcy order made against him or

(iii)	a receiver is appointed in respect of all or any of the assets or undertaking of the Tenant or such surety or

(e)	the Tenant (being a company or partnership):

(i)	makes a voluntary arrangement or submits to its creditors or any of them a proposal under Part I of the Insolvency Act 1986 or

(ii)	makes an application to the Court under Section 425 of the Companies Act 1985 or resolves to make such an application or

(iii)	is the subject of an administration order (whether an interim order or otherwise) made under Part II of the Insolvency Act 1986 or is subject to a resolution passed by the directors or shareholders for the presentation of an application for such an order or is the subject of a notice of intention to appoint an administrator or files a notice of appointment of an administrator with the court or passes a resolution by its directors or shareholders for the filing of such a notice or

(iv)	is the subject of a resolution for voluntary winding up (otherwise than for the purpose of an amalgamation or reconstruction which has been approved by the Landlord such approval not to be unreasonably withheld or delayed) or a meeting of creditors is called to consider a resolution for winding up or

(v)	has an interim order or winding up order made against it or

(vi)	has an administrative receiver or receiver appointed in respect of all or any of its assets

(vii)	ceases to exist

(f)	where the Tenant is a company or partnership incorporated outside the United Kingdom analogous proceedings or events to those referred to in clause 5.1(e) shall be instituted or occur in the country of incorporation it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and thereupon the Tenancy shall absolutely determine but without prejudice to any rights of action of the Landlord or the Tenant against the other in respect of any antecedent breach by the Landlord or the Tenant (as the case may be) of any of the covenants herein provided that in the event that the Tenant comprises more than one person then the Landlord will be entitled to re-enter the Premises and the Tenancy shall thereupon absolutely determine upon the happening of any of the events referred to in clauses 5.1(c) to 5.1(f) hereof in relation to any one of them

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

Payment of rent not waiver

5.2.	No demand for or receipt or acceptance of any part of the Rents or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant by the Tenant and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt or acceptance as aforesaid as a defence PROVIDED that this clause shall only have effect in relation to a demand receipt or acceptance made or given during such period as may in all the circumstances be reasonable for enabling the Landlord to conduct any negotiations with the Tenant for remedying the breach commenced upon the Landlord becoming aware of such breach

Suspension of rent

5.3.	If the Premises or the Building or the means of access to the Premises shall at any time during the Tenancy be so damaged or destroyed:

(a)	by any of the Insured Risks as to render the Premises or any part of them unfit for occupation or use or inaccessible then (save to the extent that the insurance monies shall be irrecoverable or the policy rendered void by reason of any act or default on the part of the Tenant any Group Company of the Tenant any sub-tenant or their respective servants agents licensees or invitees) the Principal Rent and the Rent thirdly reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended immediately from the date of such damage or destruction until (if the Premises have not been destroyed or damaged) the date of practical completion of the relevant Shell and Core Works or (if the Premises have been so damaged or destroyed) until the earlier of:

(i)	the date of practical completion of the Fitting Out Works and

(ii)	the date which is six months after the issue of the relevant Reinstatement Certificate and

(iii)	the expiration of the period in respect of which the Landlord has insured for loss of the Principal Rent and the Rent thirdly reserved pursuant to clause 4.2(a)(ii)

(provided that if practical completion of the Fitting Out Works is delayed beyond the date set out in subclause 5.3(a)(ii) as a result of any act or default of the Landlord such rent suspension shall continue until the date of practical completion of the Fit Out Works).

and any dispute with reference to this clause 5.3(a) shall be referred by the Landlord or the Tenant to arbitration in accordance with the Arbitration Act 1996

(b)	by an Uninsured Risk as to render the Premises or any part of them unfit for occupation or use or inaccessible then (save to the extent that damage or destruction results from the default of the Tenant any Group Company of the Tenant or any sub-tenant or their respective agents servants licensees or invitees) the Principal Rent and the Rent thirdly reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date 6 months after the date of such damage or destruction until the date when the Premises shall again be rendered fit for occupation and use (meaning the date of practical completion of the relevant Shell and Core Works and any dispute with reference to this proviso shall be referred by the Landlord or the Tenant to arbitration in accordance with the Arbitration Act 1996

(c)	In this Clause 5.3(c):

(i)	“Damaged Premises” means that part of the Premises affected by Relevant Damage (or the access to which is denied) so as to render them unfit for occupation and use or inaccessible;

(ii)	“Extended Period” means the period equal to the Lost Rent-Free Period commencing on the Habitable Date or the Rent Commencement Date (whichever shall be later);

(iii)	“Habitable Date” means the later of:

(A)	date on which (following any Relevant Damage) the Building and/or the Premises (as the case may be) have been reinstated to the standard required by clause

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been requested with respect to the omitted portions.

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4.4 (in the case of damage by an Insured Risk) and clause 5.5 (in the case of damage caused by an Uninsured Risk); and

(B)	(if the Premises themselves are damaged or destroyed by such Relevant Damage and such damage is by an Insured Risk) the date after the date set out in subclause 5.3(c)(iii)(A) as would be reasonable to allow the Tenant to fit out the Premises and which shall be no more than 6 months after the date set out in subclause 5.3(c)(iii)(A);

(iv)	“Lost Rent-Free Period” means the period (if any) from the date of occurrence of Relevant Damage until the earlier of the Habitable Date and the Rent Commencement Date;

(v)	“Relevant Damage” means damage to the Building or any part of it by an Insured Risk or an Uninsured Risk;

(d)	If Relevant Damage occurs before the Rent Commencement Date then as from the Habitable Date or the Rent Commencement Date (whichever is the later) the period during which the Principal Rent or a fair proportion thereof would be (but for the rent free period) suspended and cease to be payable pursuant to this clause 5.3 shall be extended by the Extended Period or if the Rent Commencement Date falls on a later date than the last day of the said period of rent suspension then during the period commencing on the Rent Commencement Date and equal to the Extended Period the Principal Rent or a fair proportion thereof (as referred to in clause 5.3(a) and 5.3(b) (as the case may be)) shall be suspended and cease to be payable

(e)	Any dispute with reference to this clause 5.3(c) shall be referred by the Landlord or the Tenant to arbitration in accordance with the Arbitration Act 1996

Determination if damage or destruction

5.4.	If the Premises or the Building shall be destroyed or damaged by an Uninsured Risk so that the Premises are unfit for occupation or use or inaccessible the Landlord may elect not to carry out and complete the rebuilding and reinstatement of the Shell and Core Works pursuant to clause 5.5 by serving notice to such effect on the Tenant and upon service of such notice the Tenancy shall determine but without prejudice to any claim by the Landlord or the Tenant against the other. If the Landlord shall not have served a notice on the Tenant pursuant to this clause 5.4 or 5.5 by a date prior to the date 12 months after such damage or destruction then either party shall be entitled at any time thereafter by notice in writing to the other party to determine the Tenancy and upon service of such notice. the Tenancy shall determine but without prejudice to any claim by the Landlord or the Tenant against the other in respect of any antecedent breach of any covenant or provision herein contained. Until the earlier of the Landlord serving a notice pursuant to clause 5.4 or 5.5 or (if the Landlord does not serve such a notice) the expiry of a period of 12 months from the date of the damage or destruction in question the Landlord shall hold any Principal Rent and Rent thirdly reserved received from the Tenant in respect of the period from the date of the damage or destruction (on the terms of this paragraph 5.4) in a separately designated and interest earning deposit account with a UK clearing bank and in the event that any Principal Rent and Rent thirdly reserved becomes repayable to the Tenant in accordance with paragraph 5.4 the Landlord will also pay to the Tenant at the same time as any such repayment all interest earned on such sums. Following any determination pursuant to this clause 5.4 the Landlord shall return to the Tenant any Principal Rent or Rent thirdly reserved paid by the Tenant to the Landlord relating to a period which is after the date of the damage or destruction

5.5.

If the Premises or the Building shall be destroyed or damaged by an Uninsured Risk so that the Premises are unfit for occupation or use the Landlord may elect at any time prior to the date 12 months after the date of damage to destruction to carry out and complete the rebuilding and reinstatement of the Shell and Core Works by serving written notice to that effect on the Tenant whereupon the Landlord shall subject to obtaining any planning permission or other permission or approval necessary for rebuilding and reinstating the Shell and Core Works (which the Landlord shall use all reasonable endeavours to obtain as quickly as reasonably practicable) and to the necessary labour and materials being and remaining available be obliged to rebuild reinstate and make good (as the case may be) the Shell and Core Works (which may include aesthetic and specification improvements) with all reasonable speed in a good and workmanlike manner using good and sound materials of their several kinds and in accordance with all planning permissions and consents and all applicable statutes and regulations then in force and any lawful requirements of the insurers (but not so as to provide accommodation identical in layout provided that the accommodation

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been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

provided is no less commodious and does not differ materially in size to the accommodation provided at the date hereof) and the Landlord shall use its reasonable endeavours to obtain all necessary licences consents planning permissions and approvals therefor as soon as reasonably practicable and shall procure in favour of the Tenant a package of collateral warranties or third party rights relating to the design and carrying out of such works in a form consistent with market practice at the relevant time provided always that such rebuilding or reinstating shall be at the cost of the Landlord and the costs of or in any way relating to rebuilding or reinstating the Shell and Core Works following damage or destruction of the Premises or the Building or any part thereof by an Uninsured Risk shall not be recoverable from the Tenant via the Service Charge provisions in the Fifth Schedule

5.6.	The provisions of clauses 4.6 and 4.7 shall apply mutatis mutandis in the event of any rebuilding or reinstatement pursuant to clause 5.5

5.7.	If

(a)	the Premises or the Building or the means of access to them shall at any time during the Tenancy be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit for occupation or use or inaccessible and the Landlord has not commenced the works of reinstatement referred to in clause 4.4 within two years of the date of damage or destruction or

(b)	the Premises or the Building or the means of access to them shall at any time during the Tenancy be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit for occupation or use or inaccessible and the Landlord has not completed the works of reinstatement referred to in clause 4.4 within four years and six months of the date of damage or

(c)	the Premises or the Building or the means of access to them shall at any time during the Tenancy be so damaged or destroyed by an Uninsured Risk as to render the Premises unfit for occupation and use or inaccessible and the Landlord has not commenced the works of reinstatement referred to in clause 5.5 within two years of the date of the damage or destruction or

(d)	the Premises or the Building or the means of access to them shall at any time during the Tenancy be so damaged or destroyed by an Uninsured Risk as to render the Premises unfit for occupation and use and the Landlord has not completed the works of reinstatement referred to in clause 5.5 within four years and six months of the date of the damage or destruction then the Landlord or (subject to clause 5.8) the Tenant may in the circumstances referred to in clause 5.7(a) or clause 5.7(c) by giving to the other not less than six months’ notice in writing or in the circumstances referred to in clause 5.7(b) or clause 5.7(d) by giving to the other not less than one month’s notice in writing determine this Lease and the Tenancy and upon the expiry of such notice the Tenancy shall (unless the Landlord has in the circumstances of clause 5.7(a) or clause 5.7(c) commenced such works of reinstatement or in the circumstances of clause 5.7(b) or clause 5.7(d) completed such works of reinstatement by the expiry of such notice in which case the notice shall be of no effect) determine and this Lease shall cease to be of effect but without prejudice to any claim by the Landlord or the Tenant in respect of any antecedent breach by the other of any of the terms of this Lease

5.8.	The Tenant shall not be entitled to serve notice on the Landlord pursuant to clause 5.7 if:

(a)	in the case of clauses 5.7(a) or 5.7(b) the insurance monies are irrecoverable or the policy rendered void by reason of any act or default on the part of the Tenant any Group Company of the Tenant any sub-tenant or their respective servants agents licensees or invitees unless the Tenant has complied with its obligations in clause 3.74 or

(b)	in the case of clauses 5.7(c) or 5.7(d) the damage or destruction results from the default of the Tenant any Group Company of the Tenant any sub-tenant or their respective agents servants licensees or invitees

5.9.	If the Tenancy is determined under clauses 5.4 to 5.8 the Landlord shall be entitled to retain the insurance monies payable in respect of the Building whether received by the Landlord or by the Tenant

5.10.

If the Building shall be substantially and severely destroyed or damaged during the last 5 years of the Contractual Term by an Insured Risk or Uninsured Risk so as to render the Premises unfit for occupation and use or inaccessible either the Landlord or the Tenant may (provided that such notice does not prejudice

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been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

the Landlord’s ability to recover loss of rent insurance monies) by giving to the other at least 6 month’s notice in writing determine the Tenancy and upon expiry of such notice the Tenancy shall determine (unless the Landlord has completed any necessary reinstatement works required to render the Premises fit of occupation and use by the expiry of such notice in which case the notice shall be of no effect) but without prejudice to any claim by the Landlord or the Tenant against the other or any claim which the Landlord may have against the Surety in respect of any antecedent breach of any covenant or provision herein contained

Warranty as to use

5.11.	Nothing herein shall be deemed to constitute any warranty by the Landlord that the Premises or the Store or any parts thereof are under the Planning Acts or any other relevant laws or regulations now or from time to time in force authorised for use for any specific purpose

Service of notices

5.12.	Any notices required to be served hereunder shall be validly served if served in accordance with Section 196 of the Law of Property Act 1925 or Section 23 of the Landlord and Tenant Act 1927 as amended by the Recorded Delivery Service Act 1962 and (in the case of notices to be served on the Tenant) by sending the same to the Tenant at the Premises

Disputes between tenants/occupiers

5.13.	That in case any dispute or controversy shall at any time or times arise between the Tenant and the tenants and occupiers of the Building and/or any neighbouring adjoining or contiguous property belonging to the Landlord relating to Service Conduits and Appliances serving the Building and/or the Premises or any such adjoining or contiguous property or any easements or privileges whatsoever affecting or relating to the Building and/or the Premises or such neighbouring adjoining or contiguous property the same shall from time to time be settled and determined by the Landlord’s Surveyor or agent (in either case acting reasonably) to which determination the Tenant shall submit (save in the case of manifest error)

Modification of compensation

5.14.	Subject to Section 38(2) of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or underlessee of the Contractual Term or of the Premises or any part of the Premises shall be entitled on quitting the Premises or that part to any compensation under Section 37 of the said Act

Apportionment

5.15.	Where any question as to the amount or method of apportionment of any sum falls to be determined under the provisions of this Lease (other than any amount or apportionment to be determined pursuant to the provisions of the Fifth Schedule) the same shall be referred (upon application to be made by either party) to and conclusively (save in case of manifest error) determined by the Landlord’s Surveyor (acting reasonably) in accordance with the principles of good estate management and whose fees for so acting shall be added to and deemed for all purposes to form part of the sum to be so apportioned and shall be borne accordingly

Exclusions of Landlord’s liability

5.16.	Notwithstanding anything in any other provision herein contained the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of:

(a)	any temporary interruption in any of the Services or the supply of electricity to the Premises or the Store or the operation of the Standby Generators caused by factors outside the Landlord’s reasonable control or

(b)	temporary closure or diversion of any of the Common Facilities or Service Conduits and Appliances by reason of inspection repair maintenance or replacement thereof or any part thereof or of any plant machinery equipment installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk) or

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been requested with respect to the omitted portions.

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(c)	by reason of electrical mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials supplies or labour or whole or partial failure or stoppage of any mains supply outside the reasonable control of the Landlord

SUBJECT TO the Landlord using all reasonable endeavours to minimise the adverse effects of any of the above events or circumstances and using all reasonable endeavours to reinstate and remedy such event or circumstance as expeditiously as reasonably possible AND PROVIDED ALWAYS that the Landlord shall (if reasonably practicable) have previously given reasonable notice of any intended interruption or closure of the nature mentioned above and taken due regard of any representations made by the Tenant in relation thereto

Development of adjoining property

5.17.	That subject to compliance with the Landlord’s covenants in clause 4.1 and subject to the Landlord or Superior Landlord taking all reasonable steps to minimise legal nuisance to the Tenant the Landlord or any superior landlord may at any time or times without obtaining any consent from or making any arrangement with the Tenant carry out any development or works (or permit the same) of whatsoever nature to the Building (other than the Premises) and/or any neighbouring adjoining or contiguous land or premises whether or not the light or air now or at any time or times enjoyed by the Tenant may be diminished PROVIDED THAT proper means of access to and egress from the Premises is afforded at all times and the rights hereby granted expressly to the Tenant are not prejudiced and the ability of the Tenant to operate its business from the Premises is not materially adversely affected

5.18.	Any access of light and air now or at any time during the Tenancy enjoyed by the Premises shall be deemed to be by consent or agreement in writing for that purpose within the meaning of Section 3 of the Prescription Act 1832 so that neither the enjoyment thereof nor this Lease shall prevent any such development or works referred to in clause 5.17 and the Tenant shall permit such development or works without interference or objection

Removal of property

5.19.	If at such time as the Tenant has vacated the Premises after the determination of the Tenancy any property of the Tenant shall remain in or on the Premises or the Store and the Tenant shall fail to remove the same within 14 days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may (in addition to any other remedies available to it) as the agent of the Tenant (and the Landlord is hereby irrevocably appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability properly incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause

VAT

5.20.	Any rent or other sum payable by any party hereunder is exclusive of VAT that is or may be payable thereon and shall be paid upon receipt of a valid VAT invoice

5.21.	Where under this Lease any party (the “Indemnified Party”) is entitled to recover from another party (the “Paying Party”) the cost of any goods or services supplied to the Indemnified Party the Paying Party will indemnify the Indemnified Party against so much of the input tax on the cost for which the Indemnified Party is not entitled to credit allowance under Section 24-26 of VATA

5.22.	If VAT is chargeable in respect of any supplies of goods and/or services by any party to the other party under this Lease the recipient of such supplies shall pay such VAT in addition to the amounts (if any) provided for under this Lease and in respect of the supplies made to it under this Lease subject to receipt of a valid VAT invoice

Exclusion of easements

5.23.

Nothing herein contained other than those rights expressly granted to the Tenant in Part I of the Second Schedule shall by implication of law or otherwise operate to confer on the Tenant any easement right or

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been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

privilege whatever over or against any neighbouring adjoining contiguous or other property which might restrict or prejudicially affect the future rebuilding alteration or development of such neighbouring adjoining contiguous or other property

Sharing of information

5.24.	The Landlord and the Tenant agree that they will:

(a)	share the data they hold in respect of energy and water use and waste production/ recycling between themselves and with any other third party who the parties agree in their absolute discretion needs to receive such data;

(b)	keep the data disclosed under this clause 5.24 confidential and will only use such data for the purposes of ensuring that the Building is run in a sustainable way that minimises its environmental impact.

Conversion Payment

5.25.	At any time up to and including 31 December 2010 the Tenant may by written notice (or notices) to the Landlord elect for the Landlord to:

(a)	pay on the Tenant’s behalf any outstanding or future invoices due and payable by the Tenant relating to the Service Charge and/or the Interim Sum (but not any VAT on the Service Charge and/or Interim Sum and the Landlord will issue a VAT only invoice to the Tenant following such election) in respect of the period from the date of the written notice up to and including the 31 December 2010 (but not sums due in respect of any period after 31 December 2010); and

(b)	reimburse the Tenant any business rates paid by the Tenant relating the period from the date of such written notice up to and including the 31 December 2010 (but not business rates due in respect of any period after 31 December 2010) such reimbursement to paid within 10 Working Days of receipt by the Landlord of evidence of payment by the Tenant of the same.

(each payment being a “Conversion Payment”, and “relevant Conversion Payment” shall be construed accordingly).

5.26.	The parties hereby agree that if any Conversion Payments have been made on or before 31 December 2010 to or on behalf of the Tenant the Rent Commencement Date shall be brought forward by the number of days calculated using the following formula:

A divided by B = C (C being rounded up to the nearest full number)

Where:

A = ***% of the aggregate of all of relevant Conversion Payments [(excluding VAT)]

B = £********

C = the number of days by which Rent Commencement Date is brought forwards

5.27.	As soon as practicable following the 31 December 2010 following the calculation of the balancing Service Charge the parties shall attach a memorandum to the Lease documenting the amended Rent Commencement Date.

6.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Unless expressly stated to the contrary nothing in this Lease confers on anyone other than the parties to it any right pursuant to the Contracts (Rights of Third Parties) Act 1999

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been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

7.	GOVERNING LAW AND JURISDICTION

This Lease is governed by and is to be construed in accordance with English law. The parties irrevocably agree that the courts of England and Wales shall have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Lease

8.	TRUSTEES CAPACITY

8.1.	Dominion Corporate Trustees Limited and Dominion Trust Limited and/or their successors in title as Trustees of the Ropemaker Place Unit Trust (“Trust”) are entering into this agreement as Trustees of the Trust and as such any liability on the part of the Trustees and/or pursuant to this agreement is limited to the assets held on trust for the time being of the Trust which are in their possession or under their control as trustees of the Trust.

8.2.	Notwithstanding any other provision of this agreement Dominion Corporate Trustees Limited and Dominion Trust Limited have no obligation to meet any claim or liability under this agreement except to the extent that they can properly meet the claim or liability out of the Trust assets.

IN WITNESS whereof this deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written

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been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

SECOND SCHEDULE

Part I

Rights granted

1	The right for the Tenant and all persons authorised by the Tenant at all times:

(a)	to pass and repass on foot only over and along the pedestrian accessways within the Building from time to time designated by the Landlord and to pass and repass on foot only through and over the Common Facilities and any part or parts thereof to gain access to and from the Premises and to and from the Store and generally to use the Common Facilities for all purposes in connection with the use and enjoyment of the Premises

(b)	to pass and repass with or without vehicles over and along the roads and accessways within the Building from time to time reasonably designated by the Landlord on the Building for the purpose of gaining access to and egress from the car parking space the bicycle parking spaces and the motorcycle spaces referred to in paragraph 7 of this Part I of the Second Schedule and access to and egress from the loading bay in the Building

(c)	to use the loading bays in the Building in such locations from time to time designated by the Landlord acting reasonably

(d)	to use the compactor in the loading bay in the Building in such location as shall from time to time designated by the Landlord (acting reasonably)

(e)	to use such emergency escape routes from the Premises as comply from time to time with statutory requirements and any requirements from time to time of the local authority or local fire authority

(f)	otherwise to use the Common Facilities for the purpose for which they are intended

(subject in each case to such regulations in relation thereto as may be imposed from time to time pursuant to clause 3.83 and/or clauses 3.99 to 3.102) in each case such rights being exercised in common with others entitled thereto

2	The right of passage and use of all such Service Conduits and Appliances which now or may hereafter during the Tenancy pass or run into through along under or over the Building and/or adjoining or any neighbouring property of the Landlord and which are used or are designed to be used for the benefit of the Premises

3	Subject to clauses 3.18 to 3.30:

(a)	the right at all times to connect into and use (subject to the regulations of any appropriate authority) the Service Conduits and Appliances for the supply of services and for drainage and to connect into and use such other Service Conduits and Appliances as may from time to time be available for connection to the Premises

(b)	the right at all times to connect into and use such of the Landlord’s Services Equipment as may from time to time be available for connection to the Premises provided that such connection and use does not materially adversely affect the supply of services to other premises within the Building having regard to the Specification and on the basis that any residual capacity in such Service Conduits and Appliances and the Landlord’s Services Equipment over and above that set out in the Specification shall be available and allocated to all occupiers of the Building on a fair and reasonable basis

4	The right of support shelter and protection from the remainder of the Building

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

5	The right at all reasonable times and upon reasonable prior notice (except in the case of emergency) to enter other parts of the Building for the purposes of carrying out any works required to comply with the covenants and conditions of the Tenant herein contained and where such works cannot otherwise conveniently be carried out without such entry the Tenant in the exercise of such right causing as little inconvenience and interference as is reasonably practicable in the circumstances to the Landlord or other occupier of the part of the Building so entered and its trade or business carried on therein and making good to the reasonable satisfaction of the Landlord or the other occupier (as the case may be) any physical damage thereby caused PROVIDED always that (except in the case of emergency) the Landlord may upon reasonable prior written notice to the Tenant elect to carry out any such works on behalf of the Tenant in return for the payment by the Tenant of the proper and reasonable costs of so doing

6	The right for the Tenant and any other lawful occupier of the Premises to display its name:

(a)	in the Landlord’s house style on the sign board provided by the Landlord for that purpose in the main reception area of the Building in such slot as the Landlord shall allocate and

(b)	within the lift lobbies immediately adjacent to the Premises provided that any such signage shall be subject to the Landlord’s prior approval (such approval not to be unreasonably withheld or delayed) as to the size nature location and design of the signage concerned

7	The right for the Tenant and any lawful occupier of the Premises only at all times to use one car parking space in the area shown edged green on Plans MPC1 and MPC2 20 bicycle parking spaces in the area shown edged yellow on Plans MPC1 and MPC2 and 4 motor cycle parking spaces in the area shown edged red on Plan MPC1 (the Landlord having the right at any time and from time to time on not less than 14 days’ notice to nominate an alternative space or spaces within the Building) provided that the Landlord shall be entitled to temporarily suspend all or any such rights after prior consultation with the Tenant as to timing and duration of the proposed works (save in the case of an emergency) and having proper regard to the Tenant’s representations in relation thereto for the purpose of carrying out works of repair and maintenance to the parts of the Building in which the relevant spaces are located where it would not be practical to carry out the relevant works without such suspension and the Landlord shall use reasonable endeavours to keep any such period of suspension to the minimum reasonably practicable

8	The right for the Tenant and any lawful occupier of the Premises only at all times to use the storage area in the basement of the Building in the location shown edged red on Plan MTS 1-5 for the purpose of storing goods and materials ancillary to the Tenant’s use of the Premises (the Landlord having the right at any time and from time to time on not less than 14 days notice to nominate an alternative storage area

9	The right to use a fair and reasonable proportion of the riser space and telecoms intake room or rooms allocated to tenants for their use within the Building for the purpose of running Service Conduits and Appliances serving the Premises and/or other premises within the Building occupied by the Tenant or any Group Company or Associated Entity of the Tenant provided that the installation of such cabling shall be subject to the Landlord’s prior written consent such consent not to be unreasonably withheld or delayed and provisos (a) to (d) at the end of clause 3.29 shall apply to such installation and consent Provided that the Landlord will manage the allocation of the riser space for the purposes of the use of and connections to the Service Conduits and Appliances the Landlord’s Services Equipment and such telecoms intake room or rooms on the following basis:

(a)	space shall be allocated between each of the tenants (and undertenants shall be not be taken into account for these purposes) in the same proportion as the net internal area they occupy bears to the total net internal area of the Building

(b)	where reasonably possible separate risers will be allocated to each tenant and will take into account the location of the premises demised to the tenant

(c)	where reasonably possible the allocation of riser space to be used for IT purposes shall be on the basis of separate cages within the risers provided that the Tenant will reimburse the Landlord for the reasonable cost of such cages

(d)	the Landlord reserves the right to run cables/pipes and other service media through such risers provided that these shall not materially adversely affect the Tenant’s use of the same and that the

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

Landlord obtains the Tenant’s prior written consent (such consent not to be unreasonably withheld or delayed) to the location of such cables/pipes and other service media

10	The right to use and draw off up to 286.7kW at unity power factor from three of the Standby Generators together with ancillary rights of passage of such electrical capacity through the Service Conduits and Appliances in the Building to the Premises

11	The right to use 156 square feet of net internal area within the areas shown edged red on PlanMTS 5-5 (being part of the tenant roof plant space) subject to obtaining consent from the Landlord (such consent not to be unreasonably withheld or delayed) by deed and containing covenants of the type referred to in the provisos at the end of clause 3.29 to such installation and subject to the Tenant obtaining all necessary consents and approvals) to install plant and machinery and equipment (including air conditioning equipment) together with a right to install and lay associated cabling and other service media (with any ancillary plant and equipment) in under over and through the Building for connection to the Premises and to use the same.

Part II

Rights excepted and reserved

1	The passage and use of all such Service Conduits and Appliances (if any) as now pass or run into through along under or over the Premises and which are designed to be used for the benefit of the remainder of the Building

2	The right for the Landlord and all authorised persons at all reasonable times upon not less than 48 hours’ prior notice (except in case of emergency) to enter the Premises and/or the Store for all or any of the following purposes:

(a)	inspecting the Premises and/or the Store and the state and condition thereof

(b)	survey measurement or valuation of the Premises

(c)	reading electricity water and other check meters or sub-meters installed within the Premises

(d)	preparation of a schedule of fixtures and fittings in or about the Premises

(e)	remedying any breach of covenant by the Tenant after failure by the Tenant so to do in accordance with the provisions of clause 3.8

(f)	access to or egress from any of the plant rooms or Service Conduits and Appliances included within the Premises and/or the Store or accessed from the Premises and/or the Store

(g)	to comply with obligations owed by the Landlord to third parties or with the covenants on the part of the Landlord contained in this Lease

(h)	maintaining amending renewing cleaning repairing or rebuilding any adjoining premises

(i)	in connection with the provision of Services

PROVIDED ALWAYS THAT such rights shall only be exercised where the purpose for such entry cannot reasonably be achieved without entering upon the Premises and/or the Store and PROVIDED FURTHER THAT the Landlord or other person exercising such rights shall cause as little interference and inconvenience as reasonably practicable to the Tenant or other occupier of the Premises and its or their trade or business carried on therein and as soon as reasonably practicable make good to the reasonable satisfaction of the Tenant any damage thereby caused to the Premises and PROVIDED FURTHER THAT the Landlord or other person exercising such rights complies with the reasonable security requirements of the Tenant or other occupier and where requisite the Landlord or other person exercising such rights shall only exercise such rights while accompanied by a representative of the Tenant or occupier of the relevant part of the Premises PROVIDED THAT such a representative shall be made available at reasonable times on reasonable request by the Landlord and if such a representative is not made available after a reasonable period after such request (or in the case of emergency) entry may be made without such a representative

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

3	All rights of light air and other easements and rights (but without prejudice to any expressly granted to the Tenant by this Lease (if any)) now or hereafter belonging to or enjoyed by the Premises from or over any adjoining neighbouring or contiguous land or building

4	The right to build or rebuild or alter or carry out any development or works to any adjoining neighbouring or contiguous land or building in any manner whatsoever (and to authorise any adjoining owner or occupier to do the same) and to let or authorise the letting of the same for any purpose or otherwise deal therewith notwithstanding that the light or air to the Premises is in any such case thereby diminished or any other liberty easement right or advantage belonging to the Tenant is thereby diminished or prejudicially affected and so that any access of light and air now or at any time during the Tenancy enjoyed by the Premises shall be deemed to be by consent or agreement in writing for that purpose within the meaning of Section 3 of the Prescription Act 1832 so that the enjoyment thereof shall not prevent such building rebuilding alteration development works letting or dealing as aforesaid and the Tenant shall permit such matters without interference or objection PROVIDED THAT the person exercising such right shall cause as little inconvenience or disturbance to the Tenant as reasonably practicable and PROVIDED FURTHER THAT the rights reserved by this paragraph 4 shall not be exercised so as to prejudice the rights expressly granted to the Tenant under this Lease and the ability of Tenant to operate its business from the Premises shall not be materially adversely affected

5	The right to support and shelter and all other easements and rights now and hereafter belonging to or enjoyed by all adjoining neighbouring or contiguous land or buildings an interest wherein possession or reversion is at any time during the Tenancy vested in the Landlord

6	The right to build on or into any boundary or party wall of the Premises provided always that the Landlord or the person exercising this right shall cause as little inconvenience or disturbance to the Tenant as reasonably practicable and shall make good any damage thereby caused to the Premises to the reasonable satisfaction of the Tenant

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

THIRD SCHEDULE

Review of Principal Rent

1	In this Schedule:

relevant Review Dale	means either the First Review Date or any Subsequent Review

First Review Date	means 30 September 2015

Subsequent Review Dates	means 30 September 2020 and any other date that becomes a Review Date pursuant to paragraph 8

Completed Premises	means the Premises on the assumption that:

(a) the Landlord has completed the Premises at its own cost to the specification and standard described in the section of the Specification entitled “Category A Specification”

(b) the Tenant has removed all fitting out works carried out by the Tenant or any permitted occupier and made good all damage so caused by such removal so that the Premises are at the relevant Review Date in the same specification and standard as in (a) above and in compliance with statutory requirements

(c) if the Premises or the means of access thereto have been destroyed or damaged they have been completely rebuilt or reinstated and fully restored

Open Market Rent	means the yearly rent which would reasonably be expected to become payable in respect of the Completed Premises after the expiry of a rent free period of such length as would be negotiated in the open market between a willing lessor and a willing lessee for the time required for fitting out the Completed Premises only upon a letting of the Completed Premises as a whole by a willing lessor to a willing lessee in the open market at the relevant Review Date for a term of 10 years commencing the relevant Review Date with rent reviews on each fifth anniversary of term commencement and with vacant possession without a fine or premium and for the use or uses permitted under this Lease but otherwise upon the terms of this Lease (other than (i) the length of the Contractual Term and (ii) the amount of the Principal Rent hereby reserved (but including the provisions for review of the Principal Rent) assuming whether or not it be the case:

(a) that all the Landlord’s and Tenant’s covenants and obligations in this Lease have been fully complied with (provided that in the case of the Landlord the Landlord is at the relevant Review Date using all reasonable endeavours to remedy any subsisting breach which the Tenant notified the Landlord in writing as subsisting a reasonable period before the relevant Review Date) and

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

	(b)	that the Completed Premises are available and suitable for immediate occupation and use for fitting out as offices

	(c)	the Store has been appropriately partitioned at the expense of the Landlord and is clear and ready for use as permitted by this Lease

But disregarding:

	(d)	any goodwill attached to the Premises by reason of the carrying on thereat by the Tenant or by any person deriving title or any right to occupy through or under the Tenant of any business and

	(e)	any effect on rent of any alteration or improvement to the Premises made by the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title before or after the grant of this Lease other than an alteration or improvement carried out to the Completed Premises pursuant to an obligation to the Landlord provided that for the purposes of this paragraph (e) an alteration or improvement carried out pursuant to clauses 3.32 to 3.36 of this Lease shall (without prejudice to paragraph (a) of this definition of Open Market Rent) not be an alteration or improvement carried out pursuant to an obligation to the Landlord

	(f)	any effect on rent of the fact that the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title may have been in occupation of the Premises or other premises in the Building

	(g)	any effect on rent of any works to or alterations to the Premises carried out by the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title which reduce their rental value

	(h)	the provisions of paragraph 3 of the Third Schedule

	(i)	any reduction in the net internal floor area of the Premises attributable to the installation of any circulation staircases connecting the Premises to other levels in the Building

Surveyor	means an independent chartered surveyor with valuation and market experience in the City of London office market agreed upon by the Landlord and the Tenant (both acting reasonably) or in default of agreement appointed by the President in accordance with paragraph 3 of this Schedule

agree or agreed	means agree or agreed in writing between the Landlord and the Tenant

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

2	Subject to the provisions of paragraph 3 of this Third Schedule, from each Review Date the Principal Rent shall be such as may at any time be agreed between the Landlord and the Tenant as the Principal Rent payable from that Review Date or (in default of such agreement) whichever is the greater of:

2.1	the Open Market Rent and

2.2	the Principal Rent contractually payable immediately before that Review Date (ignoring any rent abatement under Clause 5.3).

3	From the First Review Date the Principal Rent shall be the rent of A + B + C where:

A = the higher of the Open Market Rent for the Premises and £*************** and further provided that A shall not in any event exceed £************

B = the Open Market Rent attributable to the rights granted by this Lease in respect of the Store

C = the Open Market Rent attributable to the rights granted by this Lease in respect of the car parking space

4	If by a date three months before a Review Date the rent payable from that Review Date has not been agreed the Landlord and the Tenant may agree upon a person to act as the Surveyor who shall determine the Open Market Rent but in default of such agreement then either the Landlord or the Tenant may at any time make application to the President to appoint a surveyor to determine the Open Market Rent and every application shall request that the Surveyor to be appointed shall if practicable be a specialist experienced in the letting and rental valuation of office premises in the area in which the Premises are situate

5	Unless the Landlord and the Tenant otherwise agree the Surveyor shall act as an arbitrator in accordance with the Arbitration Act 1996

6	If the Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of a surveyor

7	If the Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time as he shall stipulate a proposal for the Open Market Rent supported (if so desired by either of the parties) by any or all of:

(a)	a statement of reasons

(b)	a professional rental valuation or report and

(c)	submissions in respect of each others’ statement of reasons

but notwithstanding the foregoing the Surveyor shall determine the Open Market Rent in accordance with his own judgement

8	If by a Review Date the Principal Rent payable from the Review Date has not been ascertained pursuant to this Third Schedule the Tenant shall continue to pay the Principal Rent at the rate payable hereunder immediately before that Review Date and on the quarter day next after such ascertainment the Tenant shall pay to the Landlord the difference between the Principal Rent paid and the Principal Rent so ascertained for the period from the Review Date and ending on the said quarter day together with interest on such difference for such period at the Prescribed Rate (calculated by reference to such difference or the relevant parts thereof from the date or the respective dates on which the same would have become due had the Principal Rent payable from the relevant Review Date been ascertained by such Review Date)

9	If at any Review Date there is by virtue of any Act a restriction which operates to restrict the Landlord’s right to review the Principal Rent or if at any time there is by virtue of any Act a restriction which operates to restrict the right of the Landlord to recover an increase in the Principal Rent otherwise payable then upon the ending removal or modification of such restriction the Landlord may at any time within three months thereafter give to the Tenant not less than one month’s notice requiring an alternative rent review upon the succeeding quarter day which quarter day shall for the purposes of this Schedule be a Review Date

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED by Markit Ltd.

10	A memorandum of the Principal Rent ascertained from time to time in accordance with this Schedule shall be endorsed on this Lease and the counterpart thereof by way of evidence only and signed by or on behalf of the Tenant and the Landlord respectively

11	In this Schedule time shall not be of the essence in agreeing or determining the Open Market Rent nor appointing the Surveyor

*** Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has

been requested with respect to the omitted portions.